UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

UNDER THE SECURITIES ACT OF 1933

Social Life Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-0495298
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3465 S Gaylord Ct. Suite A509

Englewood, Colorado 80113

(Address of principal executive office, including zip code)

(855) 933-3277

(Registrant’s telephone number, including area code)

Copies To:

Frederick M. Lehrer, P. A.

flehrer@securitiesattorney1.com

(561) 7067646

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to herein as the “SEC” or the “Commission”. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED APRIL 27, 2022, SUBJECT TO COMPLETION

2,000,000,000 COMMON STOCK SHARES

$5,000,000

This is the public offering of 2,000,000,000 Common Stock Shares (the “Shares”) of Social Life Network, Inc. a Nevada corporation (which we refer to herein as “Social Life Network”, “the Company,” “we,” “our,” and “us”). We are referring to the Company herein as Social Life Network, Inc. pending the filing of a Preliminary and Definitive Information Statement, mailing and notice to shareholders, and FINRA approval, all of which pertain to a name change from Social Life Network, Inc. to Decentral Life, Inc. We are offering the Shares at an offering price of $0.0025 per share (the “Offering Price”) up to a maximum offering amount of $5,000,000 (the “Maximum Offering Amount”). There is no minimum investment amount per investor. During the Offering, we may, in our sole discretion, increase the per share price, subject to filing an offering circular supplement or post qualification amendment filed with the Securities and Exchange Commission (“SEC”). Our Chairman of the Board/Chief Executive Officer owns 0% of our outstanding common stock shares and 7,500,000 Class B Shares providing him with 7,500,000,000 votes or 98% of voting rights. The Class B Shares only have voting rights and no equity, ownership or other rights.

All of our Shares are being offered on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. This Offering will terminate on the first to occur of: (i) the date on which all 2,000,000,000 of our Offered Shares are sold; or (ii) April 25, 2023, subject to our right to extend such date for up to 120 days in our sole discretion (in each such case, the “Termination Date”). There is no minimum offering amount to close the Offering.

Until the Termination Date, we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares .

Subscriptions may be made by either check, wire, credit card, or ACH deposits.

We reserve the right to change all of the foregoing terms based on, among other things, changed circumstances, which changes will be reflected in an offering circular supplement or post qualification amendment.

We expect to commence the offer and sale of the Offered Shares within 2 calendar days on which the Regulation A Offering Statement of which this Offering Circular is a part (the “Offering Circular” or “Offering Statement”) is qualified by the SEC. Our common stock is currently quoted on OTC Markets .Pink tier.

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

	Price to	Maximum	Issuer
	Public	Commissions (1)	Proceeds (2)
Shares Offered by Company
2,000,000,000 Shares at per share price:	$0.0025	$0.10	$0.00225
Total Maximum:	$5,000,000	$500,000	$4,500,000

(1)	In the event that we engage the services of one or more FINRA registered broker/dealers or selling agents, we except to pay such parties commissions of up to 10% of the gross proceeds received from investors who purchase Shares through such broker/dealers or selling agents.
(2)	Does not include expenses of the Offering, including but not limited to fees and expenses for administrative, legal accounting, audit and legal services, fees for EDGAR document conversion and filing, estimated to be approximately $30,000 if we complete the Maximum Offering Amount.

THE COMMON STOCK SHARES OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

EACH STATE HAS SEPARATE FILING REQUIREMENTS FOR TIER 1 REGULATION A+ FILINGS. FOR EXAMPLE, FLORIDA ACCEPTS THE UNIFORM APPLICATION TO REGISTER SECURITIES (FORM U1) AND ALLOWS FOR ELECTRONIC SIGNATURE OF FORMS.

PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS ;RELATING TO ANTI-MONEY LAUNDERING, INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS: (1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 23, 2001.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”). THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in the Form 1-A and the Offering Circular. We have not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of the Form 1-A and the Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of its Board of Directors and in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon occurrence of the Minimum Offering Amount and acceptance of subscriptions for the Securities by the Company.

This Offering is inherently risky. See “Risk Factors” on page 27

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is April 27, 2022.

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No person or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of Social Life Network, Inc. and its subsidiaries are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, the terms “Company,” “we,” “our” or “us” or words of like import mean Social Life Network, Inc.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

OFFERING CIRCULAR

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such that are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date and will be updated by Amendment.

As used in this Offering Circular, unless specifically noted, all references to Social Life Network, Inc. are referred to herein as the “Company”, “Social Life”, “we”, “our, or “us”.

THIRD PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this Offering Circular relating to industry data are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The industry market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in the Form 1-A, the Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give current reasonable expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in the Form 1-A, the Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions we have made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results and involve risks, uncertainties (many of which are beyond our control) and assumptions, including the risk factors beginning at page as contained herein. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement we make in this Form 1-A, Offering Circular, or any documents incorporated by reference herein speaks only as of the date of the Form 1-A, Offering Circular, or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, considering all information currently available to us, we cannot guarantee future transactions, acquisitions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements. All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

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Read this Regulation A Offering Circular in its Entirety

Before you invest in our Securities, you should carefully consider all the information in this Offering Circular, including matters set forth under the heading “Risk Factors.”

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent. As there is no minimum offering, upon the approval of any subscription to this Offering Circular and subsequent to SEC qualification, we shall immediately deposit investor proceeds into our corporate bank account and use the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase our stock, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. If an investor is not a natural person, revenues, or net assets for the investors most recently completed fiscal year are used instead.

We have not engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

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THE OFFERING

Issuer:	Social Life Network, Inc.

Shares Offered by:	No Minimum Purchase Price Per Investor Total Maximum Offering Amount per the entire Offering of 2,000,000,000 Shares or $5,000,000

Number of shares of Common Stock To be Outstanding after the Offering	9,675,367,567

Number of shares of Common Stock To be Outstanding after the Offering

A maximum of 2,000,000,000 shares of Common Stock will be issued if we raise $5,000,000; when the 2,000,000,000 are added to the current outstanding of Common Stock Shares there will be aggregate outstanding Common Stock Shares of 9,675,367,567

Note: The number of shares above expected to be outstanding after the completion of the offering is based off of our common stock outstanding at the time of filing of this Offering Circular plus 2,000,000,000 shares maximum to be issued in the proposed offering.

Price per Unit:	$0.0025

Use of Proceeds:	If we sell all of the Offered Shares being offered in this Offering, we will achieve gross proceeds of $5,000,000

We intend to use the proceeds (assuming the sale by us of maximum proceeds of $5,000,000.00 and provided for in more detail at page ), as follows:

- Marketing/Promotions

- Salaries

- Administrative & Legal

- Working Capital

Risk Factors:	Investing in our Shares involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

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OFFERING CIRCULAR SUMMARY

You should carefully read all information in the Offering Circular, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements, and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Social Life Network, Inc. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 30. Unless otherwise indicated, the term ‘‘Shares” refers to shares of the Company’s Common. All dollar amounts refer to US dollars unless otherwise indicated.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this Offering Circular is accurate only as of the date on the front of this Offering Circular, regardless of the time of delivery of this Offering Circular, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this Offering Circular. We urge you to carefully read this Offering Circular before deciding whether to invest in any of the common stock being offered.

Corporate History Summary

On January 29, 2016, we completed a business combination/merger agreement with Life Marketing, Inc., a Colorado corporation. On April 11, 2016, we changed our name from Life Marketing to Social Life Network, Inc. and changed our ticker symbol from SEWC to WDLF. On March 1, 2022, we filed a name change with the State of Nevada to change our corporate name from Social Life Network, Inc. to Decentral Life, Inc. By May 6, 2022, we plan to file a 14C Preliminary Information Statement to discuss the name change, including our ratification of the name change to Decentral Life, Inc.

Business Overview

We are a Technology Business Incubator (TBI) that provides tech start-ups with seed technology development and executive leadership, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network usership. Our seed technology is an artificial intelligence (AI) powered social network and Ecommerce platform that leverages blockchain technology to increase speed, security, and accuracy on the niche social networks that we license to the companies in our TBI.

We are focused on future growth of our Technology Business Incubator (TBI), by adding additional companies to the program each year, and developing decentralized applications (dApps) that can be used by our TBI companies as well as licensed to companies that do not participate in our TBI program through a SaaS licensing arrangement.

Key Strategic Objectives

We intend to complete the development of our new DeFi dApps, then begin marketing and licensing the dApps in conjunction with this Regulation A+ Tier 2 Offering. Contingent upon adequate proceeds from this Offering, we intend to accomplish the following:

●	Complete the development of our new DeFi decentralized applications (dApps).

●	Market our dApps to companies needing to incorporate the Blockchain in their business models.

●	Meetings with those companies to demonstrate and license our dApps.

●	Establish a resale system so other application providers can license our dApps..

●	Identify new companies to enter our TBI program, from the sales efforts of our dApps.

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Our ability to accomplish our business objectives is based upon and contingent upon our ability to raise $5,000,000 from this Regulation A Offering and the timing of such funding within a 12-month period. There are no assurances that we will be able to raise enough capital through this offering and any material amount less than $5,000,000 will have a material effect upon whether we are able to accomplish material parts of our business plan.

We are offering our Common Stock pursuant to rules by the SEC mandated under the Jumpstart Our Business Start-ups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period. In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular forms a part of.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” beginning at page 27. These risks represent challenges to the successful implementation of our strategy and to the growth and potential future profitability of our business. These risks include, but are not limited to, the following:

●	Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.
●	If our Social Networking Platform technology becomes obsolete, our ability to license our Platform and generate revenue from it will be negatively impacted.
●	We expect to incur substantial expenses to meet our reporting obligations as a public company.
●	Because our Chief Executive Officer holds 98% of our voting control through his ownership of 7,5000,000 Class B Shares and correspondingly 7,500,000,000 votes , he can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.
●	We face intense competition since many of our competitors have greater resources than we do.
●	We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.
●	We must successfully maintain and/or upgrade our information technology systems.
●	Security breaches and other disruptions could compromise the information that we maintain and expose us to liability, which would cause our business and reputation to suffer.
●	We are subject to data privacy and security risks
●	Our business and operations and that of the businesses that we may acquire interests in may experience rapid growth; if we fail to manage our growth, our business and operating results could be negatively impacted.
●	Future outbreak of coronavirus may negatively impact our business, results of operations and financial condition.
●	You will experience future dilution as a result of future equity offerings.
●	External economic factors may have a material adverse impact on our business prospects.
●	The market price of our Common Stock may fluctuate significantly in the future.

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BUSINESS

Corporate History

On February 24, 2004, we merged with Calvert Corporation, a Nevada Corporation, changing our name to Sew Cal Logo, Inc., and moved our domicile from California to Nevada, at which time our common stock became traded under the ticker symbol SEWC.

In June 2014, Sew Cal Logo, Inc. was placed into receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII) (the “Receivership”).

On January 29, 2016, we completed a business combination/merger agreement with Life Marketing, Inc., a Colorado corporation. On April 11, 2016 we changed our name to Social Life Network, Inc. and changed our ticker symbol from SEWC to WDLF.

On September 20, 2018, we incorporated MjLink.com, Inc. (“MjLink”), a Delaware Corporation. On February 1, 2020, MjLink.com, Inc. filed its Form 1-A Offering Document for a Regulation A Tier 2 initial public offering, which the SEC qualified on September 28, 2020. Since its incorporation in September 2018, MjLink functionally operated as our cannabis and hemp division, which we funded; however, effective as of August 6, 2020, MjLink operated independently from at which time we no longer funded MjLink. As of December 31, 2020 and thereafter, we owned 800,000 Class A common stock shares of MjLink at a value of $0.10 per share for an aggregate value of $80,000. The Shares were issued to us for MjLink’s use of our social networking software from January 2020 through December 2020 for which we charged a license fee. The share count of 800,000 MjLink Class A common stock shares represents approximately 15% of the total outstanding shares issued from MjLink as of December 31, 2021.

On March 4, 2020, our Board of Directors (the “Board”) increased our number of our authorized Common Stock shares from 500,000,000 to 2,500,000,000 Common Stock Shares pursuant to an amendment to our Articles of Incorporation with the state of Nevada, and submitted to Nevada our Certificate of Designation of Preferences, Rights and Limitations of the Class B Common Stock, providing that each Class B Common Stock Share shall have one-hundred (100) votes on all matters presented to be voted by the holders of Common Stock. The Class B Common Stock Shares only have voting power and otherwise have no equity, cash value, or any other value.

Effective March 4, 2020, our Board unanimously approved the issuance of 25,000,000 Class B Common Stock Shares to Ken Tapp, our Chief Executive Officer, in return for his services as our Chief Executive Officer from February 1, 2016 to February 29, 2020, which shares are equal to two billion five hundred million (2,500,000,000) votes and otherwise have no equity, cash value or any other value.

Effective March 28, 2021, our Board unanimously approved the issuance of fifty million (50,000,000) Class B Common Stock Shares to Ken Tapp, our Chief Executive Officer, in return for his services as our Chief Executive Officer from March 1, 2020 to February 28, 2021, which shares are equal to five billion (5,000,000,000) votes and otherwise have no equity, cash value or any other value. As of the date of this filing, our Chief Executive Officer controls approximately 98% of shareholder votes via his issuance of an aggregate of 75,000,000 Class B Shares and controls over 7,500,000,000 votes.

On May 8, 2020, we filed Amended and Restated Articles of Incorporation in Nevada to increase our authorized shares from 2,500,000,000 to 10,000,000,000 Shares and our Preferred Shares from 100,000,000 to 300,000,000 Shares.

On June 30, 2021, our Board unanimously approved adopting the Certificate for Series A Cumulative Convertible Preferred Stock (the “Certificate”), which Certificate was filed in Nevada on June 30, 2021 and became effective on July 6, 2021. The Certificate, provides that, among other things, that each Preferred A Share shall have the right to convert each Series A Preferred Share into 20 Common Stock Shares and shall have liquidation rights over other series of Preferred Stock.

On or about August 16, 2021, we formed a new division that focuses on developing a global decentralized social network and cryptocurrency project, named Decentral Life.

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The decentralized social networking platform aims to replace our existing cloud-based SaaS that is licensed to our TBI Licensees. Decentral Life launched the first of many smart contracts on the Ethereum blockchain that work toward achieving our goal to build a decentralized global social networking platform. A smart contract is a computer program or a transaction protocol which is intended to automatically execute, control or document legally relevant events and actions according to the terms of a contract or an agreement. Our first smart contract was launched on the Ethereum blockchain, defining our WDLF utility token. As described in more detail below, WDLF Tokens are Ethereum ERC20 utility tokens, rewarded to users for the time and effort they spend creating content, connecting with others, and influencing their own friends and followers on other mainstream social platforms to join that TBI company’s niche network.

Where We are Located

We are located at 3465 S Gaylord Ct., Suite A509, Englewood, Colorado 80113.

No Change of Control

There have been no changes of control events since 2016.

Classes of Stock

We have Class A Common Stock, Class B Common Stock, and Preferred Shares .

Class A Common Stock

We have 10,000,000,000 authorized Shares of Common Stock, 7,675,367,567 of which are outstanding. Each owner of our Class A Common Stock is entitled to one vote per share.

Class B Common Stock

We have 100,000,000 authorized Shares of Class B Common Stock. Each owner of our Class B Common Stock is entitled to one hundred votes per share on all matters submitted to a vote of our stockholders, including the election of directors.

As of the date of this offering, the Company’s Chief Executive Officer, Ken Tapp, controls more than 98% of shareholder votes via his control of 75,000,000 Class B Shares, thereby controlling 7,500,000,000 votes. As of the date of this offering, there are 75,000,000 shares of Class B shares outstanding.

Preferred Shares

As of the date of this offering, the Company had 300,000,000 shares of preferred stock authorized with no preferred shares outstanding, 100,000,000 shares of Cumulative Convertible Preferred A Shares which were established on July 6, 2021 pursuant to the Certificate of Rights and Preferences for Cumulative Convertible Preferred A shares, which among other things, provides for the right to convert each share into 20 Common Stock Shares if and only if, we become listed on the New York Stock Exchange (NYSE) or NASDAQ. As of the date of this offering, no preferred shares have been issued.

OUR BUSINESS

We are a Technology Business Incubator (TBI), which operates through individual SaaS (software as a service) licensing agreements with our technology business incubator start-up founders, provides those tech start-ups with a blockchain and ai powered technology platform to run their own social networking and e-commerce. Through our platform and legal and executive leadership, it is easier for the start-up founders to focus on raising their own capital, perfect their business model, and grow their network usership.

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From 2015 through 2021, we secured agreements with thirteen niche social networking companies that participate in our TBI program and depend on the use of our technology platform to operate their business. Each of our TBI participating companies’ (or licensees) primary business goal is to grow their network usership to a large enough size that would make them a target for being acquired or merged with by other niche industry companies in the same sector. Alternatively, some of our TBI participating companies might be better suited for an initial public offering or reverse takeover with an existing public company to reach their liquidity event.

To assist our TBI licensees with the usership growth of their niche industry social networks, our blockchain powered platform rewards their users for creating their own private and secure online social experience with WDLF Tokens that are minted through their social networking activity. WDLF Tokens are Ethereum ERC20 utility tokens, rewarded to users for the time and effort they spend creating content, connecting with others, and influencing their own friends and followers on other mainstream social platforms (E.g., Facebook, Twitter, Instagram, etc.) to join that TBI company’s niche network. Starting in 2022, we will begin selling to other companies our software applications that are needed to help them conduct their own digital token distributions, and registered cryptocurrency offerings.

As of December 31, 2021, our TBI companies operate in the Hunting, Fishing, Camping, RV Travel, Motor Racing, Racket Sports, Cycling, Golfing, Cannabis, Hemp, Space Exploration, Soccer, Blockchain NFT, and Residential Real Estate industries.

Revenue Generation

We generate revenues from our TBI licensees by charging a 5% fee on their revenue and taking a 15% non-dilutive common stock position in their company when they reach a liquidity event.

Starting in 2022, we plan to begin generating revenue from the sales of decentralized applications (dApps) that we are currently developing and testing with our TBI companies, and non-TBI companies. This offering will allow this new technology division to complete development and begin selling the dApps through a SaaS licensing arrangement.

Operations

We currently operate and support the ongoing technology development and maintenance of our SaaS platforms for end-users from more than 120 countries worldwide. Our directors, executives, and niche industry business advisors support each of our TBI licensees. The goal of our operations team is to increase the potential of each TBI licensees’ liquidity event in the shortest amount of time possible.

Target Markets

We have targeted the following industries that fit well with our management experience and software capability:

●	Cannabis and Hemp

●	Travel

●	Outdoorsman Sports

●	Racket Sports

●	Cycling

●	Golf

●	Motor Sports

●	Soccer

●	Commercial space industry

●	Decentralized finance

●	Non-fungible tokens (NFT’s)

●	Residential Real Estate

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Our Business

We are a Technology Business Incubator (TBI), which operates through individual SaaS (software as a service) licensing agreements with our technology business incubator start-up founders, provides those tech start-ups with a blockchain and ai powered technology platform to run their own social networking and e-commerce. Through our platform and legal and executive leadership, it is easier for the start-up founders to focus on raising their own capital, perfect their business model, and grow their network usership.

From 2015 through 2021, we have thirteen niche social networking companies that participate in our TBI program that depend on the use of our technology platform to operate their business. Each of our TBI participating companies (or licensees) have a primary business goal of growing their network usership to a large enough size that would make them a target for being acquired or merged with by other niche industry companies in the same sector. Alternatively, some of our TBI participating companies might be better suited for an initial public offering or reverse takeover with an existing public company to reach their liquidity event.

To assist our TBI licensees with the usership growth of their niche industry social networks, our blockchain powered platform rewards their users for creating their own private and secure online social experience with WDLF Tokens that are minted through their social networking activity. WDLF Tokens are Ethereum ERC20 utility tokens, rewarded to users for the time and effort they spend creating content, connecting with others, and influencing their own friends and followers on other mainstream social platforms (E.g., Facebook, Twitter, Instagram, etc.) to join that TBI company’s niche network. Starting in 2022, we will begin selling to other companies our software applications that are needed to help them conduct their own digital token distributions, and registered cryptocurrency offerings.

As of December 31, 2021, our TBI companies operate in the Hunting, Fishing, Camping, RV Travel, Motor Racing, Racket Sports, Cycling, Golfing, Cannabis, Hemp, Space Exploration, Soccer, Blockchain NFT, and Residential Real Estate industries.

Revenue Generation

We generate revenues from our TBI licensees by charging a 5% fee on their revenue and taking a 15% non-dilutive common stock position in their company when they reach a liquidity event.

Starting in 2022, we plan to begin generating revenue from the sales of our newly developed ICO SaaS platform. The digital token platform will be sold through a SaaS licensing agreement on an annual basis.

Employees

We have 2 employees, our Chief Executive Officer, Ken Tapp, our Chief Executive Officer, and our President, Gregory Todd Markey. In 2022, we anticipate hiring programmers, support staff, and sales and marketing personnel.

Operations

We currently operate and support the ongoing technology development and maintenance of our SaaS platforms for end-users from more than 120 countries worldwide. Our directors, executives, and niche industry business advisors support each of our TBI licensees. The goal of our operations team is to increase the potential of each TBI licensees’ liquidity event in the shortest amount of time possible.

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Target Markets

We have targeted the following industries that fit well with our management experience and software capability:

●	Cannabis and Hemp

●	Travel

●	Outdoorsman Sports

●	Racket Sports

●	Cycling

●	Golf

●	Motor Sports

●	Soccer

●	Commercial space industry

●	Decentralized finance

●	Non-fungible tokens (NFT’s)

●	Residential Real Estate

Intellectual Property

Our technology platform and associated applications, features and functionality are comprised of proprietary software, code and know-how that are of key importance to our business plan.

Better Practices

We spend a significant amount of man hours each year with our TBI start-up founders and their management teams, developing better business practices in our effort to increase the probability of their success and eventual liquidity events.

Sources and Availability of Products and Names of Principal Suppliers

We currently rely on certain key suppliers and vendors in the support and maintenance of our business model. Management believes it has mitigated the associated risks of these single-source vendor relationships by ensuring that we have access to additional qualified vendors and suppliers to provide like or complementary services.

Dependence on One or a Few Major TBI Licensees

We are not dependent upon one or a few major TBI program licensees and we do not expect to have any significant attrition of TBI licensees. We depend on our own management’s ability to work with our existing and future TBI licensees in order to help them succeed with their own business model.

Government Regulation

Government regulation is of significant concern for our business. Our management believes it currently possesses all requisite authority to conduct our business successfully while abiding by government regulations.

Cost and Effects of Compliance with Environmental Laws

Our business operations are not subject to federal, state or local environmental regulations.

Seasonality of Business

We do not have a seasonal business cycle.

Patents and Intellectual Property/Trademarks/Licenses/Franchises

We do not currently own any patents and have no intention of applying for patents.

Raw Materials

We do not use raw materials in our business.

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BUSINESS PRESENTATION DECK

DECENTRAL LIFE DIVISION

OTC: WDLF

ETH TOKEN: WDLF

Decentral Life

Business Presentation

2022 Copyright © Decentral Life. All rights.

OTC: WDLF ETH TOKEN: WDLF

Decentral Life

Blockchain & AI (TBI)

Tech Business Incubator

We believe in empowering startup founders of niche industry communities with the strategic allocation of our blockchain and AI technology.

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OTC: WDLF

Blockchain & AI

Our Blockchain wallet, ICO and token exchange platform is used by public and private companies who fundraise through Initial Coin Offerings. Our AI is used to analyze, classify and make predictions from data that flows through our blockchain powered technology platform, that is licensed to our TBI participating companies.

Technology Business Incubator

Our Social Life Network division, is a Tech Business Incubator (TBI) that licenses seed technology, legal guidance, and executive leadership, to tech startup founders so they can focus on raising capital, perfecting their business model, and growing their networks.

DAPPS

WDLF Token

Our WDLF utility token powers the crypto rewards system in more than a dozen niche industry Social Network and E-commerce companies. The Decentral Life utility token is mined by network users and given as a reward for as many as 50 separate social networking behaviors.

OTC: WDLF
ETH TOKEN: WDLF

Custodian and Non-custodial
Digital Wallets

Flexible & Scalable MPC Custody

Secure multiparty computation (MPC / SMPC) is **a cryptographic protocol that distributes a computation across multiple parties** where no individual party can see the other parties' data.

Most digital asset wallets that are difficult to implement, hard to scale, and ultimately built with yesterday's technology. Our Custodian and Non-custodial Digital Wallet delivers maximum security to customers and investors while boosting operational speed and cost savings for our customers.

SEND
RECEIVE
Request Payment
Jan 10, 2022
Process Payment
Jan 10, 2022
Sending
Jan 10, 2022
Ken Tapp
@kentapp
$10,132USD
Delivery Address
Los Angeles 90001.
California. USA

13

OTC: WDLF

ETH TOKEN: WDLF

ICO platform for SEC registered fundraising

Life
Available ICO/STO Stage
WDLF Token Stage 1
500,000
WDLF Token Stage 2
500,000
ICO Sale Ends
2022
3
02
25
44
Days
Hours
Minutes
Second
511,037 pledged of $725,000
82%
Phase 1
$0.20/
10,000/15.000
Token are
Buy Now
Phase 2
$0.30/
25.000/50.000
Token are
Buy Now
82%

OTC: WDLF

ETH TOKEN: WDLF

We support **20+ coins** and most Multichain tokens including ETH, BTC and DASH in our Decentral Life Exchange Platform.

Life
Exchange your cryptocurrencies
Find Your Offers

14

OTC: WDLF

ETH TOKEN: WDLF

Social Life

TBI Program

Social Life Network is a Blockchain and AI focused Technology Business Incubator (TBI) that provides tech startup founders with seed technology, legal guidance, and executive leadership. This model makes it easier for startups to focus on raising capital, perfecting their business model, and growing their network usership to be large enough for a liquidity event such as an IPO, Merger or acquisition.

Social Life

OTC: WDLF

ETH TOKEN: WDLF

TBI Program

Social Life Network is a Technology Business Incubator (TBI), that provides tech startups with the necessary technology resources and executive leadership so founders can expedite the growth and reach a liquidity event faster and with greater certainty.

We generate revenue from the companies in our TBI program by charging a 5% fee on their profits from the licensing of our seed technology platform, and we take a 15% stake in their company if they reach the liquidity event such as an IPO or acquisition of their company.

Our technology platform is licensed to startups and provides them with a ready-made **social network with an E-commerce system, powered by smart contracts on the Ethereum blockchain.**

Each startup in the TBI program aims to solve the unique problems that professionals and consumers struggle with in niche industries.

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OTC: WDLF

ETH TOKEN: WDLF

TBI Strategy

HOW OUR TBI LICENSEES TARGET NICHE INDUSTRIES

Use our 4 proven methods For Startup **Success:**

1

SUBCULTURE INDUSTRIES

Industries that have always had a strong social "subculture" following, long before the Internet

2

SOCIAL MEDIA ANOMALY

Industry is new to or struggling to use social networking to efficiently connect professionals and consumers together

3

FUTURE GROWTH

Industry has huge un-tapped growth potential in social networking combined with E-commerce

4

ASSOCIATION PARTNERSHIPS

Industry associations are in need of strategic partnerships with our licensees network, to grow their own membership

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OTC: WDLF
ETH TOKEN: WDLF

Tech Business Incubator Launch Timeline

Launched in 2013

2013

WeedLife.com Launched.
Cannabis Social Network for caregivers & consumers

2014

MjLink.com Launched.
Cannabis & Hemp Business Social Network

OTC: WDLF

ETH TOKEN: WDLF

2015

HuntPost.com Launched.

Hunting, Fishing & Camping Social Marketplace

2016

LikeRE.com Launched.

Real Estate Business Social Network

2017

RacketStar.com Launched.

Racket Sports Social Network Marketplace

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OTC: WDLF

ETH TOKEN: WDLF

2017

CycleFans.com Launched.

Cycling Social Marketplace

2017

FutPost.com Launched.

Soccer Social Marketplace

2018

HempTalk.com Launched

CBD Social Marketplace

for business-to-consumer

OTC: WDLF

ETH TOKEN: WDLF

2019

MjInvest.com Launched
Cannabis and Hemp
Investor Network

2020

RaceScene.com Launched.
Motor Sports Social
Networking Marketplace

2021

WEnRV.com Launched.
RV Social Networking
Marketplace

18

OTC: WDLF

ETH TOKEN: WDLF

2021

SpaceZE.com Launched.

Space Social Marketplace

2022

Fungilo.com Launched.

Non-Fungible Token Marketplace

2022

OTC: WDLF

ETH TOKEN: WDLF

WDLF Utility Token & ICO

DAPPS
</>
#

WDLF Utility Tokens are mined by network users in each of our TBI social networks and e-marketplace platforms. For each token mined, one token is burned, creating a smaller supply of Tokens, as the demand increases over time.

The WDLF Token sale begins in Q1 of 2022. Just like the burn function noted above when the token is mined by network users, each token purchased burns one token, increasing the value per token through supply versus demand.

19

OTC: WDLF

ETH TOKEN: WDLF

What makes WDLF “better than Ethereum”?

Earn WDLF

Through Social Experience (likes, comments, shares, invites, etc.)

Yield Farming

Earn 25% more WDLF tokens each year by Yield Farming (YF) them.

Value Increases

The network growth is driven by WDLF earners and YF incentive.

OTC: WDLF

ETH TOKEN: WDLF

Decentral Life's Road Map

- **January 2013** — Social Life Network Founded
- **February 2014** — Social Network platform Beta -to- Live
- **January 2015** — Blockchain Team Assembled
- **June 2016** — WDLF begins trading on OTC Markets
- **July 2017** — White Paper Draft Completed
- **January 2020** — BitPay integrated into Social Marketplace
- **August 2021** — Decentral Life Project Launched
- **January 2022** — WDLF Initial Coin Offering

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OTC: WDLF

ETH TOKEN: WDLF

Management Team

Frederick Lehrer
Corporate Counsel

Lynn Murphy
Board Member

Todd Markey
President & Director

Ken Tapp
Chairman & CEO

Britt Glassburn
Treasurer & Director

Brian Lazarus
Board Member

David Natan
Interim CFO

OTC: WDLF

Board of Directors

ETH TOKEN: WDLF

Ken Tapp

Mr. Tapp has spent over 27 years in the tech startup sector, as CEO, CFO, CTO, COO, Director, and Chairman in more than 25 startups. Mr. Tapp has logged more than 100,000 hours of experience with tech startups through incubation, accelerators, and public companies on the OTC Markets, CSE, NYSE and Nasdaq.

Brian Lazarus

Britt Glassburn

Ms. Glassburn has spent 32 years in the residential real estate industry, over the past six years having focused her attention in helping other real estate professionals increase their business acumen though adopting best-in-class technology tools and industry specific coaching.

Lynn Murphy

Todd Markey

Mr. Markey has more than 12 years of finance and capital markets experience and is a trusted expert for public companies in expanding their investor and public relations. Mr. Markey has assisted pre-IPO and up-listing companies to the OTC, Nasdaq and NYSE stock exchanges.

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Our TBI Platform

Our technology platform that we license to the tech start-up businesses in our TBI program, is a social networking and e-commerce architecture like Facebook, with customized applications specific to the TBI licensees niche industry. These custom applications make it extremely flexible and easy to integrate with partnering companies in each niche industry, such as industry associations, media companies, industry specific ERP applications, and custom enterprise software systems. The custom flexibility of our TBI platform sets us apart from other SaaS and/or tech start-up incubators. Our TBI platform is 5G-compliant for Internet of Things (IoT) (the interconnection via the Internet of computing devices embedded in everyday objects, enabling them to send and receive data), as more industry companies and associations worldwide begin to develop their own systems for 5G. Just a few of the more popular customized add-on applications of our platform consist of the following:

●	Blockchain powered, with our WDLF Token that is mined from customized social activity

●	Live and pre-recorded streaming media

●	Reputation Management and online Reviewing

●	Video Conferencing and Webcasting – one-on-one or group video chat

●	Learning Management System

●	Industry specific classified listing system for goods, products and services

●	Social CRM & Referral Marketing System

●	Digital marketing and advertising network for Email, SMS, Chat, Display and Video Advertising

●	Decentralized finance (DeFi) Solution for Encryption, Tokenization, Data Masking & Key Management.

●	5G-compliant for the Internet of Things (IoT) (smart homes, vehicles, devices and more)

Our AI and Blockchain Social Network

Our social network platform was developed specifically for global niche industries, with a large technology toolset in one single platform. The platform is currently translated into twelve languages for accessibility from more than 120 countries, so that our TBI licensees can globally expand with little effort. The platform includes web and mobile application programming interface (API) for connectivity to other platforms and industry software. The artificial intelligence (AI) and blockchain powered data engine controls the user matching throughout our social network apps, as well as the digital marketing and advertising app that business users depend on to foster stronger relationships and referral driven business.

Our AI powered personalization system creates better social networking connection recommendations, while our blockchain powered search algorithm indexes website URL that users add to their profile and business pages. Our AI engine also increases privacy for users by monitoring their social behavior in the network for better user privacy and safety, that isn’t found on mainstream social networks.

Streaming Media

Streaming media is multimedia that is constantly received by and presented to an end-user while being delivered by a provider, and niche industries are flush with professionals and companies that produce enormous amounts of multimedia content. With the perpetual increase of internet speeds over the past decade that have made 4G (500 times faster than 3G) the normal, and now the onset of 5G (100 times faster than 4G), the niche industries we support stand to gain the most from leveraging streaming video for home tours, promotional videos, do it yourself (DIY), remote help, and countless other streaming media content types that make buying, selling, renting and fixing a home easier.

Our Live and pre-recorded streaming media application delivers video content in real-time much like live television broadcasting, as well as a library of more than 15,000 industry titles, and hundreds of channel providers.

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Social Network Marketplace

The Social Marketplace provides for professionals and consumers the ability to buy and sell in their own industry specific ecosystem, while using both global fiat and cryptocurrency in their transactions.

Video Conferencing and Webcasting

We know that strategic and ongoing communication is vital for niche industry business professionals to be successful. Living in a world of faster and faster internet speeds makes video chatting, webcasting presentations and video conferencing with clients or colleagues more normal than just a few years ago.

However, with the countless choices of freemium video conferencing platforms and the limitation in how to get others to join in on these video calls, we decided to make it seamless and simple to launch a call or webcast between any of the users or groups on the social network. This not only saves them time but keeps their work-related video communication archived in their own profile account so they can reference back to it if they ever need to. With the onset of COVID-19 social distancing and possible other pandemics, providing video conferencing and webcasting through the network has become a priceless tool for niche industry professions isolated at home.

Learning Management System

Professionals who work in niche industries need to be up to speed with the newest rules, laws and procedures that adjust each year. To make it even more challenging on their hectic schedules, they need to be informed about the latest market trends, laws, among hundreds of other changes or updates, depending on their profession. With the onset of COVID-19 social distancing, providing online classes and training has also become one of our priceless tools for niche industry professions isolated at home.

With a learning management system (LMS) built right in to the social network, a class or lesson is created by a coach, teacher or RE admin user so they can share the online materials effortlessly with their whole team or students with just a few clicks. Those taking the online classes, lessons or training sessions can then complete the course at their own pace, using their own devices and not (necessarily) taking up office hours to do so. Furthermore, the teachers, coaches or administrators can charge a fee to those taking the online course, thus creating a profit center for these professionals.

Social CRM and Referral Management System

Our powerful and customizable Social CRM is built into our platform, something no other social network in the world can claim. Afterall, why use social networking as a tool to connect with existing or new customers if you can’t track them directly in a Social CRM? The Social CRM contains over 50 base-features & modules, that allow for partnering companies and associations of our TBI licensees to easily customize and develop their own modified applications to connect with their existing CRM systems.

Digital marketing and advertising system

The Digital Ad Network is not only designed to help professionals advertise and interact with new customers throughout our social Network, but they can also monetize their own website traffic, by becoming a social publisher. Our Digital Advertising platform extends well beyond the traditional ad network and incorporates email marketing services (like Mailchimp), SMS services, Chat AI for a professional’s own website, and of course video ads that can air throughout our streaming platform.

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5G-compliant for Next-Level of Social Connecting

5G is here, and though it is slowly coming online across the globe, our technology platform works with current and beta 5G devices. So a user can interact on a TBI’s network through Alexa or Google at home, on their Tesla or other EV 5G dashboard, or streams live events from their 5G video camera, our platform is already compliant and poised to be years ahead of new 5G use cases as they become more popular through the niche industries we support.

Our Key Technology Metrics

As mentioned above, our social network platform was developed specifically for the global niche industries, with a large technology toolset built into one single platform. Our platform includes a social network, application programming interface (API) for connectivity to other platforms and industry software, artificial intelligence (AI) and blockchain powered data science for better user matching throughout our social network, and digital marketing and advertising applications for business users to foster stronger relationships and referral leads.

Our AI powered personalization system creates better social networking connection recommendations, while our blockchain powered search algorithm indexes every website URL that our professional users add to their profile pages and social posts. Our AI engine also increases privacy for users by monitoring their social behavior in the network for better user privacy and safety, that isn’t found on mainstream social networks. This significantly combats spammers, bad-characters, white noise, and helps combat fake news post on the social network.

Personalization systems such as recommendation engines in recent years attracted the interest of many researchers and practitioners. Since Resnick and Varian first established the term “recommender system” in 1997 (https://en.wikipedia.org/wiki/Recommender_system), technologists have been improving recommendation quality and scalability of such systems by various means. While some programmers merged content-based with collaborative filtering to overcome sparsity problems and combine the advantages of both approaches, others focused on how to reduce the dimensionality of the user-item-matrix underlying collaborative filtering approaches. Today, recommendation systems successfully assist consumers on the Internet in finding products or objects based on items like the ones the customer himself or herself previously liked or based on items that other customers similar to him or her liked in the past. However, personalization systems have not yet been widely applied when searching for people.

Therefore, we built our AI solution into our platform to answer the question: How can the selection of individuals in a niche social network be supported or improved with artificial intelligence (AI) to better connect them together? To solve this using artificial intelligence and polynomial (an expression consisting of variables and coefficients), we created a mathematical formula that fits data points together using a similar formula to Curve Fitting (https://en.wikipedia.org/wiki/Curve_fitting). This successfully identifies (within a factor of 93.7%) both the online behavior of two people in a social environment (behaving in our social networks) and then matching their data points to connect them together with the highest probability for socially interacting online. We use a base function (https://www.isixsigma.com/dictionary/y-fx/) equation to come up with the who, what, when and why related to a user’s behavior online, and then expand it to the first degree of a polynomial equation to find the first connection data point, the trend in behavior. We then expand the equation to identify the second data point of the polynomial, to identify the parabola trend between two users, then increase to the third polynomial by expanding the equation to include cubic function (https://www.mathopenref.com/cubicexplorer.html) to connect the data points together, which combined gives our AI engine four data points that fit two people together. Then we simply apply a formula to identify multiple sets of three additional variables, and fine tune the similarities between the two people to reach a 90% or greater match between people. The engine then becomes more precise (or less precise) as the two matched people continue to socially behave in our platform.

To process these data points accurately and fast, without system bias, we use a blockchain. We also use blockchain to index records both in our network platform and outside of it, by identifying industry content (articles and blogs) on websites that are linked from our social network when a user post that link. This search indexing method is then used to provide our end-users with a better experience and access to valid website information when searching through our platform (in the same way that Facebook uses the Microsoft BING search engine and indexing of external websites).

A blockchain, by definition (https://en.wikipedia.org/wiki/Blockchain), is a growing list of records, called blocks, that are linked using cryptography. Each block contains a cryptographic hash of the previous block, a timestamp, and transaction data (generally represented as a Merkle tree - https://en.wikipedia.org/wiki/Merkle_tree).

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By design, a blockchain is resistant to modification of the data since it is “an open, distributed ledger that can record transactions between two parties efficiently and in a verifiable and permanent way”. For use as a distributed ledger, a blockchain is typically managed by a peer-to-peer network collectively adhering to a protocol for inter-node communication and validating new blocks. Once recorded, the data in any given block cannot be altered retroactively without alteration of all subsequent blocks, which requires consensus of the network majority. Although blockchain records are not unalterable, blockchains may be considered secure by design and exemplify a distributed computing system with high Byzantine fault tolerance. Decentralized consensus has therefore been claimed with a blockchain.

White Paper

To review the details of the combined WDLF Token and Decentral Life Project, reference our White Paper @ https://Token.WDLF.ai

Introduction of our Decentral Life Division and WDLF Token

The internet has given rise to a proliferation of social networking and e-commerce businesses whose success depends in large part on the efforts of their users and customers. Social networks, peer to peer marketplaces and content platforms would be worth considerably less without communities of users adding value through participation, interactions, and contributions. Despite this rapid innovation, not much has changed in the relationship between network operators and users. Networks benefit from increased involvement by users and use a variety of methods to increase user participation, but they can fail to provide long-tail users with any tangible benefit for their content creation efforts and loyalty to a social network. This imbalance presents an opportunity to create even more powerful networking effects through an alignment of interests between a platform and its users, which would benefit both parties alike.

Traditional forms of loyalty and status have been successful in motivating influencers and users to perform more of the actions that are valuable to a network business (e.g. referrals, repeat usage, increased spending, and influencer social status), however, users benefitting from traditional loyalty rewards have little vested interest in the success of the business. These users don’t gain additional value if they were, for example, an important early adopter of a platform that grew and succeeded. This results in a mostly transactional relationship between social network platforms and their users, rather than one in which the users are financially and emotionally aligned, with incentives to help bootstrap and make a business successful. Afterall, digital media focused businesses, particularly start-ups, cannot grow without the loyalty of their active users creating compelling content, on an ongoing basis.

One way to create this alignment is through scarcity. Loyalty rewards traditionally have a stable value and an unlimited supply; i.e. as more users join a network of other users, for instance, more rewards are created, and early users continuously hold a smaller and smaller percentage of the overall rewards issued. However, if the loyalty rewards were scarce, or in our use case the reward is a non-fungible token (“NFT”), then a network would be forced to give out fewer token rewards over time given the potential limited supply (if the Token had both a maximum cap of issuance, and a “burn” function that destroyed a formulated number of tokens for each token rewarded). In this proposed model, giving early social contributors and content creators an increased number of reward tokens creates a scarce availability of the tokens over time. The result creates a direct incentive for the network user to help a network succeed as quickly as possible, by supercharging their engagement and loyalty to that network and its user-base.

The Worldwide Decentralized Life Token (the “WDLF Token”) is an implementation of Token loyalty rewards, when mined by network users, quantify loyalty value. This organically increases the network effect for each of our TBI companies as they grow their loyal usership on their niche social network marketplace. Additionally, the user can take the WDLF Tokens they earn and purchase products or services offered by that network and their industry partners.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by a company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, crowdfunding round, a venture capital round, angel investment), or by conversion of certain instruments (e.g., convertible notes, preferred shares, or warrants) into stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If a company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it is important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Please read the section below, related to this Offering, entitled “Dilution.”

THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO RECEIVE ANY SIGNIFICANT NET PROCEEDS FOR OUR OPERATIONS AND EXPANSION PLANS.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the Securities and Exchange Commission for our Offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. The Company has not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this Offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

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RISK FACTORS

An investment in our securities is highly speculative and should be purchased only by persons who can afford to lose their entire investment. Before purchasing any of our securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks occur, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this annual report before in investing in our common stock.

Risks Related to Our Business

Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.

In their report dated December 31, 2021, our independent registered public accounting firm, B F Borgers CPA PC, stated that our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We had an accumulated deficit of $33,520,912 at December 31, 2021, had a net loss of $2,199,387, and used net cash of $301,869 in operating activities for the 12 months ended December 31, 2021. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. Although we may be successful in obtaining financing and/or generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such funding will be achieved at a sufficient level or that we will succeed in our future operations.

If our Social Networking Platform technology becomes obsolete, our ability to license our Platform and generate revenue from it will be negatively impacted.

If our Platform technology becomes obsolete, our results of operations will be adversely affected. The market in which we compete is characterized by rapid technological change, evolving industry standards, introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our Platform will require continuous upgrading, or our technology will become obsolete, and our business operations will be curtailed or terminate.

Litigation may adversely affect our business, financial condition, and results of operations

From time to time in the normal course of its business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our s operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may be unavailable at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of the insurance coverage for any claims could have a material adverse effect on our business, results of operations, and financial condition.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost approximately $300,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

We have generated a majority of our revenue in 2021 and 2020 from licensing, event, and digital marketing revenues, respectively; the loss of the majority of our revenues in future periods will negatively affect our results of operations.

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Because our Chief Executive Officer holds 75,000,000 votes, he can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Our Chief Executive Officer beneficially owns approximately 98% of our outstanding voting stock primarily through his ownership of Class B Common Stock Shares. which provides him with significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote. :

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We face intense competition since many of our competitors have greater resources than we do.

We face significant competition with respect to our technology platform, including but not limited to Facebook and LinkedIn, which offer a variety of online digital and social networking technology offerings. As such, we expect tech competition to intensify further in the future and we will be subject to competition. Many of our competitors, including the competitors stated above, have greater capital resources, facilities and diversity of services and product lines, which will enable them to compete more effectively in this market. Competition may increase because of consolidation within the industry. We may be unable to differentiate our products and services from those of our competitors, or successfully develop and introduce new products and services that are less costly than, or superior to, those of our competitors, which could have a material adverse effect on our business, results of operations and financial condition.

We compete with other platforms for market share and for the time and attention of consumers. The proliferation of choices available to consumers for information and business connections has resulted in audience fragmentation and has negatively affected overall consumer demand. We also compete with digital publishers and other forms of media, including social media platforms, search platforms, portals, and digital marketing services. The competition we face has intensified because of the growing popularity of mobile devices, such as smartphones and social-media platforms, and the shift in consumer preference from print media to digital media for the delivery and consumption of content, including video content, websites or use our digital applications directly. Given the ever-growing and rapidly changing number of digital media options available on the Internet, we may be unable to increase our online traffic sufficiently and retain or grow a base of frequent visitors to our websites and applications on mobile devices. In addition, the ever-growing and rapidly changing number of digital media options available on the Internet may lead to technologies and alternatives that we are unable to offer.

The proliferation of new platforms available to advertisers may affect both the amount of advertising that we are able to sell as well as the rates advertisers are willing to pay. Our ability to compete successfully for advertising also depends on our ability to drive scale, engage digital audiences, and prove the value of our advertising and the effectiveness of our digital platforms, including the value of advertising adjacent to high quality content, and on our ability to use our brands to continue to offer advertisers unique, and multi-platform advertising programs. If we are unable to demonstrate to advertisers the continuing value of our digital platforms or offer advertisers unique advertising programs tied to our brands, business, financial condition, and results of operations may be adversely affected.

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We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with operating as a public company and to require substantial additional funding to continue to pursue our business and continue with our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

We must successfully maintain and/or upgrade our information technology systems.

We rely on various information technology systems to manage our operations, which subjects us to inherent costs and risks associated with maintaining, upgrading, replacing and changing these systems, including impairment of our information technology, potential disruption of our internal control systems, substantial capital expenditures, demands on management time and other risks of delays or difficulties in upgrading, transitioning to new systems or of integrating new systems into our current systems.

We do not have certain corporate governance matters in place such as an independent board of directors or nominating, audit, or compensation committees, there may be conflicts of interests and corporate governance related risks.

Our Board consists mostly of current executive officers and consultants, which means that we do not have any outside or independent directors. The lack of independent directors:

●	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.

●	May present us from providing a check on management, which can limit management taking unnecessary risks.

●	Create potential for conflicts between management and the diligent independent decision-making process of the Board.

●	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.

●	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because officers serve on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

Additionally, we do not have a nominating, audit or compensation committee or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

Security breaches and other disruptions could compromise the information that we maintain and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we may collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers and business partners, and personally identifiable information of our customers, in our data centers and on its networks. The secure processing, maintenance and transmission of this information is critical to our business strategy, information technology and infrastructure and we may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our network, services and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, and disruption to our operations and the services it provides to customers. This often results in a loss of confidence in our products and services, which could adversely affect our ability to earn revenues and competitive position and could have a material adverse effect on our business, results of operations, and financial condition.

We are subject to data privacy and security risks

Our business activities are subject to laws and regulations governing the collection, use, sharing, protection and retention of personal data, which continue to evolve and have implications for how such data is managed. In addition, the Federal Trade Commission (the “FTC”) continues to expand its application of general consumer protection laws to commercial data practices, including to the use of personal and profiling data from online users to deliver targeted Internet advertisements. Most states have also enacted legislation regulating data privacy and security, including laws requiring businesses to provide notice to state agencies and to individuals whose personally identifiable information has been disclosed as a result of a data breach.

Similar laws and regulations have been implemented in many of the other jurisdictions in which we operate, including the European Union. Recently, the European Union adopted the General Data Protection Regulation (“GDPR”), which is intended to provide a uniform set of rules for personal data processing throughout the European Union and to replace the existing Data Protection Directive (Directive 95/46/EC). Fully enforceable as of May 25, 2018, the GDPR expands the regulation of the collection, processing, use and security of personal data, contains stringent conditions for consent from data subjects, strengthens the rights of individuals, including the right to have personal data deleted upon request, continues to restrict the trans-border flow of such data, requires mandatory data breach reporting and notification, increases penalties for non-compliance and increases the enforcement powers of the data protection authorities. In response to such developments, industry participants in the U.S., and Europe have taken steps to increase compliance with relevant industry-level standards and practices, including the implementation of self-regulatory regimes for online behavioral advertising that impose obligations on participating companies, such as us, to give consumers a better understanding of advertisements that are customized based on their online behavior. We continue to monitor pending legislation and regulatory initiatives to ascertain relevance, analyze impact and develop strategic direction surrounding regulatory trends and developments, including any changes required in our data privacy and security compliance programs.

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We may be unable to identify, purchase or integrate desirable acquisition targets, future acquisitions may be unsuccessful, and we may not realize the anticipated cost savings, revenue enhancements or other synergies from such acquisitions.

We plan to investigate and acquire strategic businesses with the potential to be accretive to earnings, increase our market penetration, brand strength and its market position or enhancement of our existing product and service offerings. There can be no assurance that we will identify or successfully complete transactions with suitable acquisition candidates in the future. Additionally, if we were to undertake a substantial acquisition, the acquisition may need to be financed in part through additional financing through public offerings or private placements of debt or equity securities or through other arrangements. There is no assurance that the necessary acquisition financing will be available to us on acceptable terms if and when required. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. We may also unknowingly inherit liabilities from acquired businesses or assets that arise after the acquisition and that are not adequately covered by indemnities. In addition, if an acquired business fails to meet our expectations, its operating results, business and financial position may suffer.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud; as a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results will likely be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information and materially harm our business, which would have a negative effect on our operations.

We may be unable to effectively manage our growth or improve our operational, financial, and management information systems, which could have a material adverse effect on our business, results of operations, and financial condition.

In the near term and contingent upon raising adequate funds or generate the needed revenue, we intend to expand our operations significantly to foster growth. Growth may place a significant strain on our business and administrative operations, finances, management and other resources, as follows:

●	The need for continued development of financial and information management systems;
●	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and
●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage the business.

Should we fail to successfully manage growth could, our results of operations will be negatively affected.

If we fail to protect or develop our intellectual property, business, operations and financial condition could be adversely affected.

Any infringement or misappropriation of our intellectual property could damage its value and limit its ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of management time and attention. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those that we develop.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect its intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce its rights or prevent other parties from developing similar technology or designing around our intellectual property.

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Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our technical personnel, consultants and advisors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third party’s confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case will be unable to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could have a material adverse effect on our business, results of operations, and financial condition.

The consideration being paid to our management is not based on arms-length negotiation.

The compensation and other consideration we have paid or will be paid to our management has not been determined based on arm’s length negotiations. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

There are risks associated with the proposed expansion of our business.

Any expansion plans that we undertake to increase or expand our operations entail risks, which may negatively impact our potential profitability. Consequently, investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from its existing operations, any of which factors could have a material adverse effect on our business, results of operations, and financial condition. We cannot assure investors that our products, services, or controls will be adequate to support anticipated growth of our operations.

Our business and operations and that of the businesses that we may acquire interests in may experience rapid growth; if we fail to manage our growth, our business and operating results could be negatively impacted.

We or the companies from which we may acquire interests from may experience rapid growth in our operations, which may place significant demands on our and those acquired companies’ management, operational and financial infrastructure. If the companies from which we intend to acquire interests do not manage growth, the quality of their products and/or services could materially suffer, which could negatively affect our brand and operating results and that of the companies we intend to acquire interests of. To manage this growth, we and those acquired companies will need to continue to improve operational, financial and management controls and reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our and those companies’ ability to manage growth will be impaired causing significant additional expenditures.

Acquiring interests in other companies could result in operating difficulties, dilution and other harmful consequences.

We do not have direct experience in acquiring interests of companies. which acquisitions if completed will be material to our financial condition and results of operations and may create material risks, including:

●	need to implement or remediate controls, procedures and policies
●	diversion of management’s time and focus from operating our business to acquisition integration challenges
●	retaining employees
●	need to integrate each company’s accounting, management information, human resource and other administrative systems for effective management.

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Should we be unsuccessful in the above integration aspects, the anticipated benefit of our acquiring interests in other companies may not materialize. Future acquisitions or dispositions will likely result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require us to obtain additional equity or debt financing, which may be unavailable on favorable terms or at all.

COVID-19 RELATED RISKS

The outbreak of the coronavirus may negatively impact our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

The outbreak of the COVID-19 may adversely affect our customers or subscribers and have an adverse effect on our results of operations.

Further, the risks described above could also adversely affect our potential licensee’s financial condition, resulting in reduced spending by our licensee to pay us our license fees. Risks related to an epidemic, pandemic, or other health crisis, such as COVID-19, could negatively impact the results of operations of one or more of our l licensees or potential licensee operations. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our licensees and our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

Certain historical data regarding our business, results of operations, financial condition and liquidity does not reflect the impact of the COVID-19 pandemic and related containment measures and therefore does not purport to be representative of our future performance

The information included in this Annual report on Form 10-K and our other reports filed with the SEC includes information regarding our business, results of operations, financial condition and liquidity as of dates and for periods before and during the impact of the COVID-19 pandemic and related containment measures (including quarantines and governmental orders requiring the closure of certain businesses, limiting travel, requiring that individuals stay at home or shelter in place and closing borders). Therefore, certain historical information therefore does not reflect the adverse impacts of the COVID-19 pandemic and the related containment measures. Accordingly, investors are cautioned not to unduly rely on such historical information regarding our business, results of operations, financial condition or liquidity, as that data does not reflect the adverse impact of the COVID-19 pandemic and therefore does not purport to be representative of the future results of operations, financial condition, liquidity or other financial or operating results of us, or our business.

During 2021, we experienced material decreases in our revenues due to Covid-19

During 2021, we experienced material decreases in our revenues and results of operations due to Covid-19 when comparing our 2020 results to our 2021 financial results. Should this downward Covid-19 related trend continue, our revenues and results of operations will continue to be materially and negatively impacted.

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THE OUTBREAK OF COVID-19 HAS RESULTED IN A WIDESPREAD HEALTH CRISIS THAT COULD ADVERSELY AFFECT THE ECONOMIES AND FINANCIAL MARKETS WORLDWIDE AND COULD EXPONENTIALLY INCREASE THE RISK FACTORS DESCRIBED ABOVE AND BELOW.

RISKS RELATED TO OUR SECURITIES

An investment in our securities is highly speculative.

Our common stock shares are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested. Before purchasing any of our securities, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our tokens and common stock could decline at any time, and you may lose all or part of your investment.

You will experience future dilution as a result of future equity offerings.

We may in the future offer additional securities in our company. Although no assurances can be given that we will consummate new financing, in the event we do, or in the event we sell shares of preferred or common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will likely occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in prior offerings. Subsequent offerings at a lower price, often referred to as a “down round”, could result in additional dilution.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our common stock.

External economic factors may have a material adverse impact on our business prospects.

Success can also be affected significantly by changes in local, regional and national economic conditions. Factors such as inflation, labor, energy, real estate costs, the availability and cost of suitable employees, fluctuating interest rates, state and local laws and regulations and licensing requirements and increased competition can also adversely affect us.

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The market price of our Common Stock may fluctuate significantly in the future.

We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

●	competitive pricing pressures;

●	our ability to market our services on a cost-effective and timely basis;

●	changing conditions in the market;

●	changes in market valuations of similar companies;

●	stock market price and volume fluctuations generally;

●	regulatory developments;

●	fluctuations in our quarterly or annual operating results;

●	additions or departures of key personnel; and

●	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTC Markets as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will, likely, find it difficult to sell their securities.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

DESCRIPTION OF PROPERTY

Our executive and administrative office is located at 3465 Gaylord Court, Suite A509, Englewood, Colorado 80113 and is adequate for our purposes.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently involved in the following legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Peak One Opportunity Fund, L.P.

On April 9, 2021, we commenced legal action in the United States District Court for the Southern District of Florida against Peak One Opportunity Fund, L.P. (“Peak One”) and Jason Goldstein (“Goldstein”), alleging, among other things, that Peak One is acting as an unregistered dealer in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”) and, therefore, certain debentures and warrants entered into by and between us and Peak One should be declared void ab initio and, further, that Peak One is liable for recessionary damages to us pursuant to Section 29(b) of the Act.

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On June 11, 2021, Peak One and Goldstein filed a motion to dismiss our complaint, which the Court subsequently granted on June 28, 2021, on procedural grounds, and without prejudice, and closed the action for administrative purposes.

On July 2, 2021, we filed an amended complaint against Peak One, Goldstein, Peak One Investments, LLC (“Peak Investments”, and together with Peak One and Goldstein, the “Peak Parties”) and J.H. Darbie & Co. (“Darbie”), along with a motion to reopen the action, alleging, among other things, that the Peak Parties are acting as unregistered dealers in violation of Section 15(a) of the Act.

On July 8, 2021, the Court denied our motion to reopen the action, without prejudice, as the amended complaint contravened the Eleventh Circuit’s prohibition against “shotgun” pleadings.

On July 22, 2021, we filed a motion for clarification and/or for leave to file its second amended complaint.

On August 5, 2021, Peak One and Goldstein filed an opposition to our motion for leave to file a second amended complaint and, further, moved for sanctions pursuant to 28 U.S.C. § 1927.

We intend to litigate the causes of action asserted in the amended complaint against the Peak Parties and Darbie, including but not limited to Peak One is acting as an unregistered dealer in violation of Section 15(a) of the Act and, therefore, we are entitled to have the debentures and warrants entered into by and between us and Peak One declared void ab initio and, further, that Peak One is liable to us for recessionary damages to the Company pursuant to Section 29(b) of the Act. We contend that the foregoing arguments are brought in good faith, particularly in light of recent SEC enforcement actions against other unregistered dealers.

LGH Investments, LLC

On April 19, 2021, we commenced legal action in the United States District Court for the Southern District of California against LGH Investments, LLC (“LGH”) and Lucas Hoppel (“Hoppel”) alleging, among other things, that LGH is acting as unregistered dealer in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”) and, therefore, certain convertible promissory notes and share purchase agreements entered into by and between the Company and Peak One should be declared void ab initio and, further, that Peak One is liable for recessionary damages to the Company pursuant to Section 29(b) of the Act.

On June 25, 2021, LGH and Hoppel filed a motion to dismiss our complaint.

On July 8, 2021, we filed a motion for extension of time to respond to LGH and Hoppel’s motion to dismiss our complaint. The Court granted our motion for an extension of time on July 13, 2021.

On July 16, 2021, we filed our first amended complaint against LGH, Hoppel, and J.H. Darbie (“Darbie”) alleging, among other things, that LGH is acting as unregistered dealers in violation of Section 15(a) of the Act.

In turn, on July 23, 2021, the Court denied LGH and Hoppel’s motion to dismiss as moot.

We intend to litigate the causes of action asserted in the amended complaint against LGH, Hoppel, and Darbie, including but not limited to LGH is acting as an unregistered dealer in violation of Section 15(a) of the Act and, therefore, we are entitled to have the convertible promissory notes and share purchase agreements entered into by and between us and Peak One declared void ab initio and, further, that LGH is liable to the Company for recessionary damages to the Company pursuant to Section 29(b) of the Act. We contend that the foregoing arguments are brought in good faith, particularly in light of recent SEC enforcement actions against other unregistered dealers.

We know of no material pending legal proceedings to which we or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Offering Circular

Overview

We are a Nevada corporation formed on August 30, 1985. Our headquarters are in Englewood, Colorado. We have been engaged in our current business model since June of 2016, as a result of our having been discharged from a receivership and acquiring Life Marketing, Inc., which was in a different industry as our previous business.

We have experienced recurring losses and negative cash flows from operations since inception, including in our current business model. We anticipate that our expenses will increase as we ramp up our expansion, which likely will lead to additional losses, until such time that we approach profitability, or which there are no assurances. We have relied on equity and debt financing to fund operations to-date. There can be no guarantee that we will ever become profitable, or that adequate additional financing will be realized in the future or otherwise may be available to us on acceptable terms, or at all. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our expansion efforts. We will need to generate significant revenues to achieve profitability, of which there are no assurances.

Trends and Uncertainties

Our business is subject to the trends and uncertainties associated with expansion of niche industry social networks and ecommerce solutions are increasing in popularity and availability. At some point, industry saturation of technology solutions that we provide to, and support for TBI participant tech start-up companies will make it more difficult for our business model to expand. This will force our company to innovate new technology solutions, which will undoubtedly cost more money to fund.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We had an accumulated deficit of $33,520,912 at December 31, 2021, had a net loss of $2,119,387, and used net cash of $ 310,869 in operating activities for the twelve months ended December 31, 2021. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand. While we believe that we will be successful generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that we will succeed in our future operations.

We will attempt to overcome the going concern opinion by increasing our TBI licensing to additional tech company start-ups, thereby increasing our revenues, which will increase our expenses and lead to possible net losses. There is no assurance that we will ever be profitable.

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COMPARATIVE RESULTS FOR FISCAL YEARS

Results of Operations for the 12-month periods ended December 31, 2021 and 2020

Revenues

For the 12-month period ending December 31, 2021, we recognized revenue of $292,139 compared to $274,948 of revenue for the same 12-month period ended December 31, 2020. The $17,191 increase is primarily attributable to licensing revenue increasing by $42,139 in FY2021 compared to FY 2020 offset by no digital subscription revenue in FY2021 compared to $24,948 of digital subscription revenue in FY2020.

For the 12-month period ending December 31, 2021, we recognized $0 in digital subscription revenue compared to $24,948 for the 3-month period ending December 31, 2020. The $24,948 or 100% decrease in digital subscription revenue is attributable to terminating our digital revenue model in 2021.

Cost of Goods Sold

Cost of goods sold was $22,611 for the 12-month period ending December 31, 2021 compared to $0 the 12-month period ending December 31, 2020, representing an increase of $22,511 or 100%. The 100% increase of costs of goods sold is attributable to the new Decentral Life division and WDLF Token launch.

Operating Expenses

Compensation expense decreased by $81,831 or 60% to $52,581 for the 12-month period ending December 31, 2021 from $134,512 for the 12-month period ending December 31, 2020. The decrease is attributable to changing from a full-time CFO position to a part-time contracted position.

Sales and marketing expense increased $9,008 or 84% to $19,711 for the 12-month period ending December 31, 2021 from $10,703 for the 12-month period ending December 31, 2020. The increase is primarily attributable to additional online advertising campaigns for the new Decentral Life division and WDLF Token launch.

General and administrative expense increased by $213,122 or 54% to $601,447 for the 12-month period ending December 31, 2021 from $388,325 for the 12-month period ending December 31, 2020. The $213,122 increase is primarily attributable to the new Decentral Life division and WDLF Token launch.

Other income (expense)

During the 12-months ended December 31, 2021, we recorded $1,707,087 of other expense consisting of $155,319 of loss on the sale of assets, and 1,551,768 of loss on the extinguishment of debt, compared to $58,839 of other income, net during the same 12 month period ended December 31, 2020. Other income in 2020 was primarily comprised of a gain of $154,112 on the conversion of convertible debt into common shares offset by interest charges on the convertible debt of $101,673

Net Loss

As a result of the foregoing, our net loss for the for the 12-month period ending December 31, 2021 was $2,119,387 compared to a net loss of $202,721 the 12-month period ending December 31, 2020. The $1,916,666 increase in net loss is primarily attributable to a loss of $1,551,768 loss on the extinguishment of debt in 2021.

Liquidity and Capital Resources

Cash Flows from Operating Activities

Net cash used in operating activities amounted to $310,450 during the year ended December 31, 2021 compared to $364,285 during the year ended December 31, 2021. The decrease in cash used in operations is attributable to changes in assets and liabilities in the 2021 period offset by larger operating losses in 2021.

Cash Flows from Financing Activities

Net cash provided by financing activities amounted to $313,450 during the 12-month period ended December 31, 2021, compared to $352,951 during the 12- month period ended December 31, 2020. The decrease of $39,471 in financing proceeds is primarily attributable to $213,459 in proceeds in 2021 from related party loans, and $100,000 in proceeds from the private placement of common stock; compared to $103,675 in related party loans and $-0- from the private placement of common stock in 2020; offset to a greater extent from the receipt of PPP loans of $163,111 in 2020 compared to $-0- in 2021.

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USE OF PROCEEDS

We currently intend to use such net proceeds as set forth below. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following tables represent management’s best estimate of the uses of the net proceeds received from the sale of our shares of Common Stock in this Offering, assuming the sale of, respectively, 25%, 50%, 75%, and 100% of the common stock offered for sale in this Offering

(Percentage of Offering Sold)
	25%	50%	75%	100%
Marketing/Promotions	$250,000	$500,000	$750,000	$1,000,000
Salaries	$125,000	$250,000	$375,000	$500,000
Administrative & Legal	$125,000	$250,000	$375,000	$500,000
Working Capital	$750,000	$1,500,000	$2,250,000	$3,000,000
Total Proceeds (1)	$1,250,000	$2,500,000	$3,750,000	$5,000,000

1)	In the event that our estimated offering expenses are less than $30,000.00, any such excess funds shall be applied toward our working capital and other corporate purposes.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems, or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you purchase Common Stock shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share of Common Stock in this Offering and the net tangible book value per share of our Common Stock after this Offering of Common Stock. Our unaudited net pro-forma negative tangible book value as of December 31, 2021 was $(133,813) or $(0.000017) per share on current issued shares of our Common Stock, based on 7,675,367,567 outstanding shares.

Assuming the sale of all 2,000,000,000 shares of Common Stock in this Offering at the initial public offering price of $0.0025 per share and after deducting approximately $30,000 in expenses our pro forma as adjusted net tangible book value of our Common Stock would have been approximately $4,836,187 or $0.000500 per share as at December 31, 2021. This amount represents an immediate increase in pro forma net tangible book value of $0.000517 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $0.0020 or 80.0% per share to new investors purchasing shares of Common Stock in this Offering at $0.0025 per share.

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The following tables illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after our estimated maximum offering expenses of up to $30,000:

Funding Level		$1,250,000	$2,500,000	$3,750,000	$5,000,000
Offering Price		$0.0025	0.0025	0.0025	0.0025
Pro forma net tangible negative book value per Common share before Offering		$(0.000017)	(0.000017)	(0.000017)	(0.000017)
Increase in per common share attributable to investors in this Offering		$0.000150	0.000287	0.00408	0.000500
Pro forma net tangible book value per Common share after Offering		$0.000133	0.000269	0.000391	0.000517
Dilution to investors		$0.002367	0.002231	0.002109	0.002000
Dilution as a percent of Offering Price	%	94.7	89.2	84.4	80.0

The following table set forth, assuming the sale of, respectively, 100%, 75%, 50%, 25% and 10% of the shares offered for sale in this Offering, the percentage of issued and outstanding shares to existing and new Stockholders.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of common stock shares are sold
Existing Stockholders	7,675,367,567	79.3%	$25,711,731	83.7%
New Investors	2,000,000,000	20.7%	$5,000,000	16.3%
Total	9,675,367,567	100.0%	$30,711,731	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	7,675,367,567	83.7%	$25,711,731	87.3%
New Investors	1,500,000,000	16.3%	$3,750,000	12.7%
Total	9,175,367,567	100.00%	$29,461,731	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Sold:
Existing Stockholders	7,675,367,567	88.5%	$25,711,731	91.1%
New Investors	1,000,000,000	11.5%	$2,500,000	8.9%
Total	8,675,367,567	100.00%	$28,211,731	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Shares Sold:
Existing Stockholders	7,675,367,567	93.9%	$25,711,731	95.4%
New Investors	500,000,000	6.1%	$1,250,000	4.6%
Total	8,175,367,567	100.00%	$26,961,731	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 10% of Shares Sold:
Existing Stockholders	7,675,367,567	97.5%	$25,711,731	98.1%
New Investors	200,000,000	2.5%	$500,0000	1.9%
Total	7,875,367,567	100%	$26,211,731	100.00%

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State Securities - Blue Sky Laws

There is no established public market for our shares of our Common Stock outside of the OTC Markets Pink Sheets, and there can be no assurance that any other market will develop in the foreseeable future. Transfer of our Common Stock Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such Common Stock Shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock Shares for an indefinite period of time.

We will consider applying for listing with a provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 39 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

39 states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling shareholders. In these states, so long as we obtain and maintain a listing in a securities manual recognized by the state such as Moody’s Investor Service or Standard and Poor’s Corporate Manual, secondary trading of our Common Stock Shares can occur without any filing, review or approval by state regulatory authorities. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, Nevada, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. If we can secure this listing in such securities manuals, only then secondary trading can occur in these states without further action.

We currently trade on the OTC Market exchange under stock ticker symbol WDLF. Currently, forty-four U.S. states and jurisdictions maintain “Manual Exemptions,” which generally allow for secondary trading of qualifying companies as long as certain key information about the company is published in a nationally recognized securities manual or its electronic equivalent. Each state determines which manuals qualify under its rules. Currently, there are regulatory recognitions for OTCQB markets, with Blue Sky secondary trading exemptions in states such as Alaska, Arkansas, Connecticut, Colorado, Delaware, Georgia, Hawaii, Indiana, Iowa, Louisiana, Maine, Mississippi, Nebraska, Mexico, Ohio, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Washington, West Virginia, Wisconsin and Wyoming and New Jersey.

We currently do not intend to and may not be able to qualify securities for resale in other states which require Common Stock Shares to be qualified before they can be resold by holders of Common Stock Shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred, or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department.

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department.

●	Within the scope of Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001.

●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated, or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Kenneth Tapp	Chairman, Chief Executive Officer, & Chief Technology Officer of Social Life Network and MjLink		June 6, 2016
Britt Glassburn	Board Member of Social Life Network		January 21, 2020
Brian Lazarus	Board Member of Social Life Network		January 21, 2020
Gregory Todd Markey	President of MjMicro and Board Member of Social Life Network		January 21, 2020
Lynn Murphy	Board Member of Social Life Network		January 21, 2020

Business Experience

During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Kenneth Tapp, Chairman of the Board, Chief Executive Officer, Chief Technology Officer

Ken Tapp has served as our Chairman, Chief Executive Officer and Chief Technology Officer since our inception. Ken Tapp has spent 30 years in the internet technology industry, including executive positions at MOVE.com and for the past 25 years as a director or executive at more than two dozen internet technology start-ups.

Britt Glassburn, Board Member

Britt Glassburn was appointed as our Director on January 21, 2020. Britt Glassburn has spent nearly 30 years in the residential real estate industry, and over the past seven years focusing her attention to increasing the business acumen of real estate professionals through best-in-class technology tools and industry specific coaching.

Brian Lazarus, Board Member

Brian Lazarus was appointed as our Director on January 21, 2020. Brian Lazarus has spent over 40 years producing notable entertainment and experiential events with specialized skills at professional audio, video and digital tech. He is the co-founder and Executive Vice President of Media Star Promotions, one of the nation’s top branding, touring and strategic marketing agencies.

Gregory Todd Markey, Board Member

Todd Markey was appointed as our Director on January 21, 2020. Mr. Markey has more than 10 years of finance and capital markets experience and is a trusted expert for micro-cap to small cap companies in expanding their investor and public relations. Additionally, he has assisted companies in the pre-IPO and up-listing process, from the OTC markets onto Nasdaq and NYSE stock exchanges.

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Lynn Murphy, Board Member

Lynn Murphy was appointed as our Director on January 21, 2020. Lynn Murphy has specialized in sales and marketing as the founder and owner of several companies over the past 30 years. With an MBA and extensive C Suite level negotiations experience, he has grown companies from start-up to multi-million dollar revenue generators.

Family Relationships

There are no family relationships between any director or executive officer of our company.

Significant Employees

We do not currently have any significant employees other than our executive officers.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended December 31, 2021.

Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

Committees of Board of Directors

Audit

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We have no committees of our board of directors.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

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Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders. Canadian National Policy 58-201 Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, Canadian National Instrument 58-101 Disclosure of Corporate Governance Practices prescribes certain disclosure by our company of its corporate governance practices. This disclosure is presented below.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role on the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as director.

Ethical Business Conduct

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act of 1933, as amended, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the board of directors in which the director has an interest have been sufficient to ensure that the board of directors operates in the best interests of our company.

Nomination of Directors

As of December 31, 2021, we had not affected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

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We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

According to the Nasdaq definition, we believe Brian Lazarus is an independent director because he is not an officer of our company and not a beneficial owner of a material amount of shares of our common stock and has not received compensation from us in excess of the relevant limits. We believe Lynn Murphy is an independent director because he is not our officer and not a beneficial owner of a material amount of our common stock shares, and we have not paid him compensation in excess of the relevant limits. We believe Britt Glassburn is an independent director because he is not our officer and not a beneficial owner of a material amount of shares of our common stock, and we have not paid him compensation in excess of the relevant limits. We have determined that Kenneth Tapp and Gregory Todd Markey are not independent because they are our employees and they receive compensation directly or indirectly from us for consulting and employment services, respectively.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2021;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2021; and

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who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company for the years ended December 31, 2021 and December 31, 2020 are set out in the following summary compensation table:

Summary Compensation Table
Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Tapp (1)	2021	(5)	0	-	-	-	-	-	-	0
Chairman, Chief Executive Officer, and Chief Technology Office	2020	(4)	0	-	-	-	-	-	-	0
Mark DiSiena (2)	2021	(5)	24,000	-	-	-			-	24,000
Former-Chief Financial Officer	2020	(4)	120,000	-	-	-	-	-	-	120,000
Gregory Todd Markey (3)	2021	(5)	28,000	-	-	-	-	-	-	28,000
Director of Investor Relations(3)	2020	(4)	0	8,000	-	-	-	-	6,000	14,000

(1)	At our inception, Kenneth Tapp was appointed as our Chief Executive Officer, Chief Technology Officer, and Chairman.
(2)	Mark DiSiena was appointed as our Chief Financial Officer on November 1, 2018 and resigned as a full-time employee on February 24, 2021.
(3)	Gregory Todd Markey was appointed as our head of investor relations on April 1, 2019 and was appointed as a Board Director as of January 21, 2020.
(4)	Year ended December 31, 2020.
(5)	Year ended December 31, 2021.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or board advisors at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

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Compensation of Directors

The table below shows the compensation of our Directors and Board Advisors who were not our named executive officers for the fiscal year ended December 31, 2020. There were no fees paid in 2021.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Leslie Bocskor(1) (2)	35,000	-	-	-	-	-	35,000
Kenneth Granville(1) (2)	-	-	-	-	-	-	-
Vincent (Tripp) Keber(1)(3)	30,000	-	-	-	-	-	30,000

(1)	Messrs. Bocskor, Granville and Keber were appointed as our directors on August 1, 2018, and resigned on January 21, 2020, but remained as Board Advisors through July 31, 2020.

(2)	During the time Leslie Bocskor was our Director and Advisor, he was the President/Founder of Electrum Partners, which received $35,000 in consulting fees for fiscal year 2020.

(3)	For Fiscal 2020, we paid our former Director and Advisor, Vincent “Tripp” Keber consulting fees of $30,000.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between our company and any officer or director concerning any type of compensation, whether present, deferred or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale or other type of disposition of all or substantially all assets of our company, see above under the heading “Compensation Discussion and Analysis”.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of December 31, 2021, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

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Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)

Kenneth Tapp 3465 S Gaylord Ct. Suite A509 Englewood, Colorado 80113	Common Stock	0	(3)	0.0%
Media Star Promotions c/o Brian Lazarus 319 Clubhouse Lane Hunt Valley, MD 21031	Common Stock	5,000,000	(4)	0.07%
Britt Glassburn 3465 S Gaylord Ct. Suite A509 Englewood, Colorado 80113	Common Stock	1,283,333	(6)	0.02%
Gregory Todd Markey 3465 S Gaylord Ct. Suite A509 Englewood, Colorado 80113	Common Stock	1,000,000	(7)	0.01%
Lynn Murphy 3465 S Gaylord Ct. Suite A509 Englewood, Colorado 80113	Common Stock	608,333	(8)	0.01%
All executive officers and directors as a group (5 persons)	Common Stock	7,891,666		0.11%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of common stock is based on 7,675,367,567 shares of our common stock issued and outstanding as of December 31, 2021

(3)	Kenneth Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman since our inception. On April 8, 2021, in response to nearly 30 million warrants that management believes were illegally converted into shares on March 10, 2021 by Peak One and LGH Investments, the defendants in the foregoing legal complaints noted in ITEM 3. LEGAL PROCEEDINGS, our CEO, Ken Tapp, and on behalf of shareholders that suffered from the warrant conversion activity, processed a Stock Rescission of his own personal shares and he is personally paying for all legal fees noted in ITEM 3. LEGAL PROCEEDINGS.

(4)	Brian Lazarus has been a Director since January 21, 2020.

(5)	Britt Glassburn has been a Director since January 21, 2020.

(6)	Gregory Todd Markey has been a Director since January 21, 2020.

(7)	Lynn Murphy has been a Director since January 21, 2020.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Other than as disclosed below, there has been no transaction, since January 1, 2021, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000 or one percent of our total assets at December 31, 2020, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We have Technology Business Incubator (TBI) license agreements with MjLink.com Inc., LikeRE.com Inc., HuntPost.com Inc., RacketStar.com Inc., FutPost.com Inc., GolfLynk.com Inc., CycleFans.com Inc., WEnRV.com Inc., RaceDY.com Inc., and SpaceZE.com Inc. which provides that our TBI licensees pay us a license fee of 5% percentage of annual revenues generated, and 15% of their common stock, issuable immediately prior to a liquidity event such as an IPO or sale of 51% or more, of a licensee’s common stock. The 15% of common stock is non-dilutive prior to a liquidity event described above. Our Chief Executive Officer, Kenneth Tapp owns less than 1% of our outstanding shares and is a board member of each of our TBI licensees. Ken Tapp owns less than 9.99% of the outstanding stock in each of our licensees. Pricing for the license agreements was set by our board of directors. This type of licensing agreement is standard for technology incubators and tech start-up accelerators.

Our related party revenue for Fiscal Years 2021 and 2020 was $292,139 and $250,000, respectively, 100% and 96.2%, respectively, of our gross revenue.

During Fiscal Year 2020, we paid 2 of our Advisors, Leslie Bocskor and Vincent (Tripp) Keber $35,000 and $30,000 for their consulting services, during fiscal year 2020.

From January 1, 2019, through December 31, 2021 Kenneth Tapp, from time-to-time provided short-term interest free loans amounting to $145,000 for the Company’s operations; at year end 2021 we owed $327,125 to Kenneth Tapp.

See transactions with related parties in Notes 5 and 13 in the accompanying financial statements included in this document.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

DESCRIPTION OF SECURITIES

Common Stock

We have 10,000,000,000 common stock shares authorized, no par value per share, 7,675,367,567 shares of which are outstanding as of April 26, 2022.

Each share of Common Stock shall have one (1) vote per share for all purposes. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders Our Common Stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of Board members. Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

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Dividend Rights

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales Pursuant to Rule 144

Any shares of common stock covered by this Offering Circular which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Offering Circular.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

1% of the number of shares of common stock then outstanding, which will equal _ shares as of the date of this Offering Circular: or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

i.	You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years and have a reasonable expectation of reaching the same income level in the current year.

ii.	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth).

iii.	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer.

iv.	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $1,100,000.

v.	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

vi.	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor.

vii.	You are a trust with total assets in excess of $1,100,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

viii.	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $1,100,000.

ADDITIONAL INFORMATION ABOUT THE OFFERING

No Selling Shareholders

No securities are being sold for the account of security holders; we will receive all net proceeds of this offering.

Investors’ Tender of Funds

Investor funds will be sent to our portal website, which we have not yet established.

Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering is open for investment.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

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If you decide to subscribe for the Common Stock in this offering, you should complete the following steps:

1.	When such page is available, go to our investor page (which website will expressly not be incorporated by reference into this filing).

2.	Complete the online investment form.

3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account.

4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor.

5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We will review all subscription agreements completed by the investor.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, we will have up to three days to ensure all the documentation is complete. We will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by wire, debit card, credit card or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit. The processing of the Subscriptions and the investments will be through _. We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from us, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the company receives oversubscriptions in excess of the maximum offering amount.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

VALIDITY OF COMMON STOCK

Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. will pass on the validity of the Common Stock being offered pursuant to this Registration Statement. Frederick M. Lehrer owns 160,000 Warrants for Series A Convertible Preferred Shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audited financial statements for the period from January 1, 2020 to December 31, 2021 included in this Regulation A Offering Circular have been audited by BF Borgers CPA PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Regulation A Offering Circular and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Regulation A Offering Circular with the SEC. This Offering Circular, which constitutes a part of the Regulation A Offering Circular does not contain all of the information set forth in the Regulation A Offering Circular or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Regulation A Offering Circular and the exhibits and schedules filed with the Regulation A Offering Circular. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Regulation A Offering Circular are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Regulation A Offering Circular. The Regulation A Offering Circular, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Regulation A Offering Circular may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results except as follows:

SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is quoted on the OTC Markets exchange under the stock ticker symbol WDLF.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 9,675,367,567 shares of our Common Stock outstanding.

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PLAN OF DISTRIBUTION

We are offering, at an offering price of $0.0025 and a Maximum Aggregate Offering Amount of $5,000,000.

All of our Shares composed of our Common Stock Shares and Tokens are being offered on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, for Tier 2 offerings. This Offering will terminate on the first to occur of (i) the date on which all 2,000,000,000 Offered Shares are sold or (ii) April 26, 2023, subject to our right to extend such date for up to 120 days in our sole discretion (in each case, the “Termination Date).

We expect to commence the offer and sale of the Offered Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the U.S. Securities and Exchange Commission Prior to this Offering, there has been no public market for our Common Stock.

The Offering will be sold by our officers and directors, unless we engage placement agents to sell this Offering. At present, we have no agreements with any placement agents, but may engage such placement agents in the future. If a placement agent is engaged, it is estimated we may incur commissions and expenses of up to 10% for the sale of the shares, plus other direct selling expenses. In the event no placement agent is engaged, we will nevertheless incur costs of distribution, which could also be up to 10%, including marketing and media costs, internal payroll and overhead associated with distribution of this offering, printing, travel and other related expenses.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares s directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer, however, we may enter into a selling agreement with one or more broker dealers in the future. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intend to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We also intend to use any legally approved and available mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested in the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Notwithstanding the place where the Subscription Agreement may be executed by any of the parties to such Subscription Agreement, pursuant to the terms of the Subscription Agreement (Exhibit 4.1), such parties expressly agree that all the terms and provisions shall be construed in accordance with and governed by the laws of the State of Nevada. Exclusive venue for any dispute arising out of the Subscription Agreement or the Shares shall be the state courts in Nevada , or the US District Court located in Las Vegas, , Nevada. This provision applies to disputes arising under state law and the Securities Act of 1933, as amended (“Securities Act”) and the Securities & Exchange Act of 1934, as amended (“Exchange Act”). Securities Act Section 22 creates concurrent jurisdiction, respectively, for federal and state courts over all lawsuits brought to enforce any duty of liability created by the Securities Act or the rules and regulations thereunder. Exchange Act 27 creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Social Life Network, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Social Life Network, Inc. as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

S/ BF Borgers CPA PC

We have served as the Company’s auditor since 2017

Lakewood, CO

April 11, 2022

PCAOB ID: 5041

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SOCIAL LIFE NETWORK, INC.

BALANCE SHEETS

	December 31,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash	$776	$193
Accounts receivable – related party	408,000	368,000
Assets from discontinued operations	-	28,052
Total current assets	408,776	396,245
Total Assets	$408,776	$396,245

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$52,353	$189,169
Total Current Liabilities	52,353	189,169
Loans payable – related party	327,125	113,675
PPP Loan	163,111	163,111
Convertible debt and accrued interest	-	128,346
Total Liabilities	542,589	594,301

Stockholders’ Equity (Deficit):
Common Stock par value $0.001 10,000,000,000 shares authorized, 7,675,367,567 and 6,368,332,350 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	7,675,368	6,368,347
Additional paid in capital	25,711,731	25,199,811
Accumulated deficit	(33,520,912)	(31,766,214)
Total Stockholders’ Equity (Deficit)	(133,813)	(198,056)
Total Liabilities and Stockholders’ Equity	$408,776	$396,245

The accompanying notes are an integral part of these financial statements.

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SOCIAL LIFE NETWORK, INC

STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2021	2020

Revenues
Digital subscription revenue	$-	$24,948
Licensing revenue – related party	292,139	250,000
Total revenue	292,139	274,948
Cost of goods sold	22,611	-
Gross margin	269,528	274,948
Operating expenses
Compensation expense	52,681	134,512
Sales and marketing	19,711	10,703
General and administrative	601,447	388,325
Total operating expenses	654,128	533,540
Loss from operations	(384,600)	(258,592)
Oher income (expense)
Loss on the extinguishment of debt	(1,551,768)	-
Other income (expense)	(155,319)	58,839
Total other income (expense)	(1,707,087)	58,839
Net loss from continuing operations	$(2,091,687)	$(199,753)

Net loss from discontinued operations	(27,700)	(2,968)

Net income (loss)	$(2,119,387)	$(202,721)

Weighted average number of shares outstanding
Basic and diluted	7,078,783,892	6,368,332,350

Net income (loss) per share from continuing operations
Basic and diluted	$(0.00)	$(0.00)

Net income (loss) per share from discontinued operations
Basic and diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

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SOCIAL LIFE NETWORK, INC.

STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

	Common Stock B		Common Stock A		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Totals
Balance, December 31, 2019	25,000,000	$-	140,777,231	$140,791	$31,016,394	$(31,563,493)	$(406,308)

Conversion of convertible notes to common stock			6,227,555,119	6,227,555	(5,816,583)		410,972

Net loss						(202,721)	(202,721)

Balance, December 31, 2020	25,000,000	$-	6,368,332,350	$6,368,346	$25,199,811	$(31,766,214)	$(198,057)

	Common Stock B		Common Stock A		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Totals
Balance, December 31, 2020	25,000,000	$-	6,368,332,350	$6,368,346	$25,199,811	$(31,766,214)	$(198,057)

Issuance of voting shares
	50,000,000
Conversion of convertible notes to common stock			709,449,234	709,449	1,326,458		2,035,907

Warrant exercises			630,604,389	630,604	(630,604)		-

Private placement of common shares			2,000,000	2,000	98,000		100,000

MJLink spinoff adjustments					(314,967)	364,689	49,722

Cancellation of shares issued in prior years			(29,736,667)	(29,737)	29,737		-

To adjust excess cumulative shares			(5,281,739)	(3,296)	3,296		-

To adjust common stock value				(1,998)			(1,998)

Net loss						(2,119,387)	(2,119,387)
	75,000,000	$-	7,675,367,567	$7,675,368	$25,711,731	$(33,520,912)	$(133,813)

The accompanying notes are an integral part of these financial statements.

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SOCIAL LIFE NETWORK, INC.

STATEMENTS OF CASH FLOWS

	For the year ended
	December 31,
	2021	2020
Cash flows used in operating activities
Net loss from continuing operations	$(2,091,687)	$(199,753)
Net loss from discontinued operations	(27,700)	(2,967)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on the extinguishment of convertible promissory notes	1,907,561	-
Gain on sale of discontinued assets	77,774	-
Changes in assets and liabilities
Accounts receivable -related party	(40,000)	(65,447)
Prepaids	-	(343,756)
Accounts payable and accrued expenses	(136,817)	247,638
Net cash used in operating activities	(310,869)	(364,285)

Cash flows provided by financing activities
Proceeds from the sale of common stock – private placement	100,000	-
Proceeds from convertible note	-	86,135
Proceeds from related party loans	213,450	103,675
Proceeds from PPP loans	-	163,111
Net cash provided by financing activities	313,450	352,921

Net increase in cash	2,581	(11,364)
Cash, beginning of period	193	11,557
Cash, end of period	$2,774	$193

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$15,807
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash information:
Common stock issued in satisfaction of convertible notes payable	$-	$-
Cancellation of shares issued in prior years	$-	$-

The accompanying notes are an integral part of these financial statements.

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SOCIAL LIFE NETWORK, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND DECEMBER 31, 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Social Life Network or Decentral Life is referred to in the following financial notes as the “Company”.

Organization

The Company a Technology Business Incubator (TBI) that provides tech start-ups with seed technology development and executive leadership, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network usership. The Company’s seed technology is an artificial intelligence (AI) powered social network and Ecommerce platform that leverages blockchain technology to increase speed, security and accuracy on the niche social networks that it licenses to the companies in its TBI.

On or about August 16th, 2021, the Company formed a new division to focus entirely on developing a global decentralized social network and cryptocurrency project, named Decentral Life.

The decentralized social networking platform aims to replace the Company’s existing cloud-based SaaS that is licensed to the Company’s our TBI Licensees. Decentral Life launched the first of many smart contracts on the Ethereum blockchain that work toward achieving the Company’s goal to build a decentralized global social networking platform. A smart contract is a computer program or a transaction protocol which is intended to automatically execute, control or document legally relevant events and actions according to the terms of a contract or an agreement. Our first smart contract was launched on the Ethereum blockchain, defining the Company’s WDLF utility token.

On January 29, 2016, we completed a business combination/merger agreement with Life Marketing, Inc., a Colorado corporation. On April 11, 2016, we changed our name from Life Marketing to Social Life Network, Inc. and changed our ticker symbol from SEWC to WDLF. On March 1, 2022, we filed a name change with the State of Nevada to change our corporate name from Social Life Network, Inc. to Decentral Life, Inc.. By May 6, 2022, we plan to file a 14C Preliminary Information Statement to discuss the name change, including our ratification of the name change to Decentral Life, Inc.

Corporate Changes

On August 30, 1985, we were incorporated as a private corporation, CJ Industries, Inc., in California. On February 24, 2004, we merged with Calvert Corporation, a Nevada Corporation, changed our name to Sew Cal Logo, Inc., and moved our domicile to Nevada, at which time our common stock became traded under the ticker symbol “SEWC”.

In June 2014, Sew Cal Logo, Inc. was placed into receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII) (the “Receivership”).

On January 29, 2016, we, as the seller (the “Seller”), completed a business combination/merger agreement (the “Agreement”) with the buyer, Life Marketing, Inc., a Colorado corporation (the “Buyer”), its subsidiaries and holdings, and all of the Buyer’s securities holders. We acted through the court-appointed receiver and White Tiger Partners, LLC, our judgment creditor. The Agreement provided that the then current owners of the private company, Life Marketing, Inc., become the majority shareholders, pursuant to which an aggregate of 119,473,334 common stock shares were issued to our officers.

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On September 20, 2018, we incorporated MjLink.com, Inc. (“MjLink”), a Delaware Corporation. On February 1, 2020, MjLink.com, Inc. filed its Form 1-A Offering Document for a Regulation A Tier 2 initial public offering, which the SEC qualified on September 28, 2020. On January 1, 2021, we ceased operating MjLink as a division and MjLink continued operations as an independent company, in return for MjLink issuing us 15.17% of MjLink’s. outstanding Class A common stock shares.

On March 4, 2020, our Board increased our number of authorized shares of Common Stock from 500,000,000 to 2,500,000,000 Common Stock Shares pursuant to an amendment to our Articles of Incorporation with the state of Nevada and submitted to Nevada our Certificate of Designation of Preferences, Rights and Limitations of our Class B Common Stock, providing that each Class B Common Stock Share has one-hundred (100) votes on all matters presented to be voted by the holders of Common Stock. The Class B Common Stock Shares only have voting power and have no equity, cash value, or any other value.

Effective March 4, 2020, our Board of Directors (the “Board”) authorized the issuance of twenty-five million (25,000,000) Class B Common Stock Shares to Ken Tapp, our Chief Executive Officer, in return for his services as our Chief Executive Officer from February 1, 2016 to February 29, 2020, which shares are equal to two billion five hundred million (2,500,000,000) votes and have no equity, cash value or any other value.

On May 8, 2020, we filed Amended and Restated Articles of Incorporation (“Amended Articles”) in Nevada to increase our authorized shares from 2,500,000,000 to 10,000,000,000 Shares and our Preferred Shares from 100,000,000 to 300,000,000 Shares. Additionally, the Amended Articles authorized us from May 8, 2020 and continuing until June 30, 2021, as determined by our Board in its sole discretion, to effect a Reverse Stock Split of not less than 1 share for every 5,000 shares and no more than 1 share for every 25,000 shares (the “Reverse Stock Split”).

On December 11th, 2020, we filed a Form 8-K stating that we would not be executing the Reverse Stock Split, which Reverse Stock Split expired on March 31st, 2021 pursuant to the May 8, 2020 Amended Articles described immediately above.

Effective March 28, 2021, our Board the issuance of fifty million (50,000,000) Class B Common Stock Shares to Ken Tapp, our Chief Executive Officer, in return for his services as our Chief Executive Officer from March 1, 2020 to February 28, 2021, which shares are equal to five billion (5,000,000,000) votes and have no equity, cash value or any other value. As of the date of this filing, our Chief Executive Officer controls approximately in excess of 98% of shareholder votes via the Company’s issuance of 75,000,000 Class B Shares to Ken Tapp, thereby controlling over 7,500,000,000 votes.

Our Business

The Company is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech start-ups with seed technology development, legal and executive leadership, makes it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network usership. The Company’s seed technology is an artificial intelligence (“AI”) powered social network and Ecommerce platform that leverages blockchain technology to increase speed, security and accuracy on the niche social networks that the Company licenses to the companies in its TBI. Decentral Life is a division of Social Life Network, that is working on a Decentralized Social Networking project, and has launched a WDLF Token on the Ethereum blockchain.

From 2013 through the first half of 2021, the Company added niche social networking tech start-ups to our TBI that target consumers and business professionals in the Cannabis and Hemp, Residential Real Estate industry, Space industry, Hunting, Fishing, Camping and RV’ing industry, Racket Sports, Soccer, Golf, Cycling, and Motor Sports industries.

Each of the Company’s TBI licensees’ goal is to grow their network usership to a size enabling sale to an acquiring niche industry company or taking the TBI licensee public or helping them sell their company through a merger or acquisition.

Using the Company’s state-of-art AI and Blockchain technologies that are cloud-based, our licensees’ social networking platforms learn from the changing online social behavior of users to better connect the business professionals and consumers together. The Company also utilizes AI in the development and updating of its code, in order to identify and debug its platform faster, and be more cost effective.

On or about August 16th, 2021, the Company formed a new division to focus entirely on developing a global decentralized social network and cryptocurrency project, named Decentral Life

The decentralized social networking platform aims to replace the Company’s existing cloud-based SaaS that is licensed to its TBI Licensees. Decentral Life launched the first of many smart contracts on the Ethereum blockchain that work toward achieving the Company’s goal to build a decentralized global social networking platform. A smart contract is a computer program or a transaction protocol which is intended to automatically execute, control or document legally relevant events and actions according to the terms of a contract or an agreement. The Company’s first smart contract was launched on the Ethereum blockchain, defining its WDLF utility token.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently have not experienced any losses in its accounts. The Company is not exposed to any significant credit risk on cash.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2021 and December 31, 2020, the Company’s cash equivalents totalled $776 and $193 respectively.

Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value when considered necessary. Any allowance for uncollectible amounts is evaluated quarterly.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of our financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. Our notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to us for similar financial arrangements.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2021 and December 31, 2020.

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Revenue recognition

The Company follows paragraph 605-15-25 of the FASB Accounting Standards Codification for revenue recognition when the right of return exists. We will recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) The seller’s price to the buyer is substantially fixed or determinable at the date of sale, (ii) The buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product. If the buyer does not pay at time of sale and the buyer’s obligation to pay is contractually or implicitly excused until the buyer resells the product, then this condition is not met., (iii) The buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product, (iv) The buyer acquiring the product for resale has economic substance apart from that provided by the seller. This condition relates primarily to buyers that exist on paper, that is, buyers that have little or no physical facilities or employees. It prevents entities from recognizing sales revenue on transactions with parties that the sellers have established primarily for the purpose of recognizing such sales revenue, (v) The seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer, and (vi) The amount of future returns can be reasonably estimated.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

On December 22, 2018, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, we adjusted its deferred tax assets and liabilities at March 31, 2020, using the new corporate tax rate of 21 percent.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. We had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Earnings Per Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which assumes that it will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. As of December 31, 2021 we had $776 of cash on hand an accumulated deficit of $33,520,912 and a loss from continuing operations of $2,119,387. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its generating profitable operations in the future and/or to obtain the necessary financing to meet obligations and repay liabilities arising from normal business operations when they come due. The Company’s management intends to finance operating costs over the next year with the public issuance of common stock and related party loans. While the Company believes that it will be successful in obtaining the necessary financing and generating revenue to fund its operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved or that it will succeed in its future operations. The Company’s financial statements do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – RELATED PARTY TRANSACTIONS

Other than as disclosed below, there have been no transactions, since January 1, 2021, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000 or one percent of our total assets at December 31, 2021, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

The Company has Technology Business Incubator (TBI) license agreements with MjLink.com Inc., LikeRE.com Inc., HuntPost.com Inc., NetQub, Inc., RacketStar.com Inc., FutPost.com Inc., GolfLynk.com Inc., CycleFans.com Inc., WEnRV.com Inc., RaceScene.com Inc., and SpaceZE.com Inc., which agreements provide that the Company’s TBI licensees pay us a license fee of 5% percentage of annual revenues generated, and 15% of their common stock, issuable immediately prior to a liquidity event such as an IPO or sale of 51% or more, of a licensee’s common stock. The 15% common stock payment is non-dilutive prior to a liquidity event described above. The Company’s Chief Executive Office, Kenneth Tapp, owns less than 1% of our outstanding shares and is a board member of each of its TBI licensees. Ken Tapp owns less than 9.99% of the outstanding common stock in each of the Company’s licensees. Pricing for the license agreements was established by the Company’s board of directors. This type of licensing agreement is standard for technology incubators and tech start-up accelerators.

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The Company’s related party revenue year-to-date for Fiscal Year 2021 is $292,139 or 100.0% of its gross revenue.

From January 1, 2021 through December 31, 2021, Kenneth Tapp, from time-to-time, provided short-term interest free loans totalling $213,450 for the Company’s operations. At December 31, 2021, the Company owed $327,125 to Kenneth Tapp.

As noted in Note 8, the Company completed a December 31, 2020 Division Spin-Off Agreement (“Spin-Off Agreement) between MjLink.com, Inc. (“MjLink”) and the Company whereby the Parties agreed that the Company would cease operating MjLink as its r cannabis division. and going forward MjLink would conduct its own operations (the “Spin-Off”). The Company recorded a loss from discontinued operations of $-0- and $27,700 during the year ended December 31, 2021. In connection with the Spin-Off, MjLink issued the Company 800,000 or 15.17% of its outstanding shares for MjLink’s use of the Company’s SaaS license from January 1st 2020 to December 31, 2020. Ken Tapp is the Company’s and MjLink’s Chief Executive Officer and thus the transaction was treated as a related party transaction. Thereafter, to reflect the true intention of the Parties to the Spin-Off Agreement, the Parties then agreed in an Amended Spin-Off Agreement to reflect an effective date of 12:01 am on January 1, 2021 of the Spin-Off transaction (“Effective Date”). Apart from the Effective Date, there were no further changes to the Spin-Off Agreement.

NOTE 5 – STOCK WARRANTS

During the years ended December 31, 2021 and the years ended December 31, 2020 the Company did not grant any warrants. Currently the Company has the remaining 5,563,850 vested warrants outstanding.

A summary of the status of the outstanding stock warrants is presented below:

Range of Exercise Prices	Number Outstanding 12/31/21	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.05 – 0.17	5,283,250	1.42 years	$0.07

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NOTE 6 – COMMON STOCK

Common Stock

Class A

For the quarter ending March 31, 2020, several lenders converted their debt into 415,479,876 common shares at an average of $0.00140 for a value of $232,257.

After unanimous Board of Director approval and Shareholder Approval by consent of over 51% of our outstanding shares, filing of our Definitive Information Statement, and notice to shareholders, we filed an Amended and Restated Articles of Incorporation to increase its authorized shares with the State of Nevada (which was approved by the State of Nevada on March 4, 2020) to 2.5 billion shares.

After unanimous Board of Director approval and Shareholder Approval by consent of over 51% of the Company’s r outstanding shares, filing of the Company’s Definitive Information Statement and notice to shareholders, the Company filed Amended and Restated Articles of Incorporation (“Amended Articles”) to increase its authorized shares with the State of Nevada, which was approved by the State of Nevada on May 8, 2020, which amended articles increased the Company’s authorized Class A Common Stock Shares to Ten Billion (10,000,000,000) Shares, Class B Common Stock Shares to Four Hundred Million (400,000,000) Shares, and the Preferred Shares to Three Hundred Million (300,000,000) Shares. Additionally, the Amended Articles authorized the Company from May 8, 2020 and continuing until June 30, 2021, as determined by its Board of Directors in its sole discretion, to effect a Reverse Stock Split of not less than 1 share for every 5,000 shares and no more than 1 share for every 25,000 shares.

For the quarter ending June 30, 2020, several lenders converted their debt into 774,546,579 common shares at an average of $0.00060, for a value of $44,693.

For the quarter ending September 30, 2020, several lenders converted their debt into 2,125,389,202 common shares at an average of $0.00005, for a value of $111,977.

For the quarter ending December 31, 2020, several lenders converted their debt into 2,619,030,182 common shares at an average of $0.00082, for a value of $133,902.

For the year ended December 31, 2021 the Company issued or cancelled the following shares:

●	Lenders converted their debt into 709,449,234 common shares at an average of $0.002869701, for a value of $2,035,907.

●	Canceled 29,736,667 shares issued in prior years at par value, for a total value of $29,737.

●	Issued 630,604,389 shares upon the exercise of warrants

●	Issued 2,000,000 shares and raised $100,000 pursuant to a private placement

As of December 31, 2021 and December 31, 2020 there were 7,675,367,567 and 6,368,332,350 shares issued and outstanding, respectively.

Class B

Effective March 4, 2020, the Company’s board of directors authorized the issuance of twenty-five million (25,000,000) Class B Common Stock Shares to Ken Tapp, the Company’s Chief Executive Officer, in return for his services as its Chief Executive Officer from February 1, 2016 to February 29, 2020, which shares are equal to two billion five hundred million (2,500,000,000) votes and have no equity, cash value or any other value.

Effective March 28, 2021, the Company’s Board authorized the issuance of fifty million (50,000,000) Class B Common Stock Shares to Ken Tapp, its Chief Executive Officer, in return for his services as the Company’s r Chief Executive Officer from March 1, 2020 to February 28, 2021, which shares are equal to five billion (5,000,000,000) votes and have no equity, cash value or any other value. As of the date of this filing, the Company’s our Chief Executive Officer controls approximately in excess of 98% of shareholder votes via its issuance of 75,000,000 Class B Shares to Ken Tapp, thereby controlling over 7,500,000,000 votes.

As of December 31, 2021, there are 75,000,000 shares of Class B shares outstanding

Preferred Stock

As of December 31, 2021 and December 31, 2020, the Company had 300,000,000 shares of preferred stock authorized with no preferred shares outstanding

Based on a unanimous vote of the Company’s r directors, the Company designated 100,000,000 shares of Cumulative Convertible Preferred A shares. On July 6, 2021, the Certificate of Rights and Preferences for those shares was approved. Each Preferred A Share has the right to convert each Series A Preferred Share into 20 Common Stock Shares if and only if, we become listed on the New York Stock Exchange (NYSE) or NASDAQ, and shall have liquidation rights over other series of Preferred Stock. As of December 31, 2021, no Preferred A shares have been issued.

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NOTE 7 – CONVERTIBLE DEBT AND OTHER OBLIGATIONS

Convertible Debt

As of December 31, 2021 and December 31, 2020 the Company had $-0- and $128,346 in convertible debt, outstanding, respectively. A summary of the convertible notes issued and converted to common stock during 2020 and 2021 is listed below:

(A)	On May 24, 2019, the Company completed a 7-month fixed convertible promissory note and other related documents with an unaffiliated third-party funding group to generate $240,000, which will be distributed in three equal monthly tranches of $80,000, in additional available cash resources with a payback provision of $80,000 plus the original issue discount of $4,000 or $84,000 due seven months from each funding date for each tranche, totaling $252,000. The Company received only two of the three tranches of $80,000, generating $160,000 in additional available cash resources with a payback provision due on December 23, 2019 and February 2, 2020 totaling $184,800 which includes the original issue discount of $8,000 plus interest of $16,800. In connection therewith, the Company issued 50,000 common stock shares for two tranches with another 25,000 common stock shares to be issued with the third tranche, and it reserved 8,000,000 which was subsequently increased to 3 billion restricted common shares for conversion. The conversion price is the lower of $0.08 or sixty five percent (65%) of the 2 lowest traded prices of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion. The Company determined that because the conversion price is variable and unknown, it could not determine if it had enough reserve shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the beneficial conversion feature of the note created a fair value discount of $130,633 at the date of issuance when the stock price was at $0.12 per share. This note was paid in full on January 25, 2021.

(B)	On June 12, 2019, the Company completed a 12-month convertible promissory note and other related documents with an unaffiliated third-party funding group to generate $110,000 in additional available cash resources with a payback provision due on June 11, 2020 of $135,250 which includes the original issue discount of $11,000 plus interest of $14,250. In connection with the note, we have reserved 14,400,000 restricted common shares as reserve for conversion. The conversion price is a 35% discount to the average of the two (2) lowest trading prices during the previous twenty (20) trading days to the date of a Conversion Notice. We determined that because the conversion price is variable and unknown, it could not determine if we had enough authorized shares to fulfill the conversion obligation. On December 19, 2019, the Company converted $10,000 of principle into 495,472,078 shares of common stock at approximately $0.035 per share. As such, pursuant to current accounting guidelines, we determined that the beneficial conversion feature of the note created a fair value discount of $59,231 at the date of issuance when the stock price was at $0.11 per share. This note was paid in full on February 5, 2021.

(C)	On June 26, 2019, the Company completed a 9-month senior convertible promissory note and other related documents with an unaffiliated third-party funding group to generate $135,000 in additional available cash resources with a payback provision due on March 25, 2020 of $168,000 which includes the original issue discount of $15,000 plus interest of $18,000. In connection with the note, we issued 100,000 common stock shares and has reserved 15,000,000, which was subsequently increased to 1 billion restricted common shares for conversion. The conversion price is the lower of $0.08 or sixty five percent (65%) of the 2 lowest traded prices of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion. The Company determined that because the conversion price is variable and unknown, it could not determine if we had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the beneficial conversion feature of the note created a fair value discount of $72,692 at the date of issuance when the stock price was at $0.11 per share. This note was paid in full on January 7, 2021.

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(D)	On August 7, 2019, the Company completed a 12-month convertible promissory note and other related documents with an unaffiliated third-party funding group to generate $100,000 in additional available cash resources with a payback provision due on August 6, 2020 of $121,000 which includes the original issue discount of $10,000 plus interest of $11,000. In connection with the note, the Company issued 100,000 common stock shares and has reserved 677,973,124, which was subsequently increased to 105,769,231, restricted common shares for conversion. The conversion price is the lower of $0.08 or sixty five percent (65%) of the 2 lowest traded prices of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion. The Company determined that because the conversion price is variable and unknown, it could not determine if we had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, we determined that the beneficial conversion feature of the note created a fair value discount of $73,750 at the date of issuance when the stock price was at $0.09 per share. This note was paid in full on July 28, 2020.

(E)	On August 21, 2019, the Company completed a 12-month convertible promissory note and other related documents with an unaffiliated third-party funding group to generate $148,500, which would be distributed in three equal monthly tranches of $49,500. Only one tranche of $49,500 was received, and created available cash resources with a payback provision of $49,500 plus the original issue discount of $5,500 or $55,000 due twelve months from each funding date for each tranche, totaling $165,000. The Company generated $49,500 in additional available cash resources with a payback provision due on August 20, 2020 totaling $60,500 which includes the original issue discount of $5,500 plus interest of $5,500. In connection therewith, the Company issued 50,000 common stock shares for the first tranche with another 50,000 common stock shares to be issued with each additional tranche, which will total 150,000 common shares; we have reserved 80,000,000 which was subsequently increased to 2 billion restricted common shares for conversion. The conversion price is the 35% discount to the average of the two (2) lowest trading prices during the previous twenty (20) trading days to the date of a Conversion Notice. The Company determined that because the conversion price is variable and unknown, it could not determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the beneficial conversion feature of the note created a fair value discount of $26,654 at the date of issuance when the stock price was approximately $0.07 per share. This note was paid in full on January 4, 2021.

(F)	On January 28, 2020, the Company completed a 12-month convertible promissory note and other related documents with an unaffiliated third-party funding group to generate up to $925,000, which will be distributed in multiple tranches to be determined, in additional available cash resources with a payback provision of principle debt without an original issue discount plus interest. The Company received only one tranche and generated $63,000 in additional available cash resources with a payback provision due on January 27, 2021 totaling $69,300 which includes the principle plus interest of $6,300. The Company reserved 41,331,475, which was subsequently increased to 1 billion restricted common shares for conversion. The conversion price is the 39% discount to the average of the two (2) lowest trading prices during the previous fifteen (15) trading days to the date of a Conversion Notice. The Company determined that because the conversion price is variable and unknown, it could not determine if it had enough authorized shares to fulfill the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the beneficial conversion feature of the note created a fair value discount of $40,279 at the date of issuance when the stock price was approximately $0.01 per share. This note was paid in full on August 24, 2020.

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Other Obligations

For the 12 months ended December 31, 2021, Kenneth Tapp, from time-to-time provided short-term interest free loans of $327,125 to help fund the Company’s operations.

On April 21, 2020, under the Payroll Protection Program, the Company received a forgivable loan of $37,411, and on June 10, 2020, the Company received an additional forgivable loan of $125,700. Both loans were given to small businesses by the Small Business Application (SBA) to help support employees of the companies, as financial aid, in order to sustain businesses during the mandatory COVID-19 lockdown.

On March 12, 2021, MjLink.com relieved all its $364,688 debt obligation to the Company.

NOTE 8 -DISCONTINUED OPERATIONS

As noted in Note 7, the Company completed a December 31, 2020 Division Spin-Off Agreement (“Spin-Off Agreement) between MjLink.com, Inc. (“MjLink”) and the Company whereby the Parties agreed that the Company would cease operating MjLink as its cannabis division. and going forward MjLink would conduct its own operations (the “Spin-Off”). The Company recorded a loss from discontinued operations of $27,700 during the year ended December 31, 2021. In connection with the Spin-Off, MjLink issued the Company 800,000 or 15.17% of its outstanding shares for MjLink’s use of the Company’s license from January 1st 2020 to December 31, 2020. Ken Tapp is the Company’s and MjLink’s Chief Executive Officer and thus the transaction was treated as a related party transaction. Thereafter, to reflect the true intention of the Parties to the Spin-Off Agreement, the Parties then agreed in an Amended Spin-Off Agreement to reflect an effective date of 12:01 am on January 1, 2021 of the Spin-Off transaction (“Effective Date”). Apart from the Effective Date, there were no further changes to the Spin-Off Agreement.

	Year ended December 31, 2021	Year ended December 31, 2020

Operating loss	$(27,700)	$-
Income(loss) before provision for income taxes	$(27,700)	$-
Provision for income taxes	-	-
Net loss	$(27,700)	$-

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.	Description

4.1	Bylaws of the Company (Incorporated by reference to Exhibit 3.2 on the Registration Statement on Form S-1 filed on January 25, 2018)
4.2	Form of Subscription Agreement for Regulation A+ Offering
3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3 filed on Form 8-K on May 8, 2020)
12.1	Opinion of Frederick M. Lehrer, P. A.
23.1	Consent of Frederick M. Lehrer, P. A. (Included in Exhibit 12.1)
23.2	Consent of Independent Registered Accounting Firm

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Denver, Colorado.

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SOCIAL LIFE NETWORK, INC.

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado on April 27, 2022.

Social Life Network, Inc.

By:	/s/ Ken Tapp

Ken Tapp, Chief Executive Officer
		By:	/s/ Ken Tapp
		Name:	Ken Tapp
		Title:	Chief Executive Officer

Pursuant to the requirements of Regulation A, this Offering Statement was signed by the following persons in the capacities and on the dates stated.

Social Life Network, Inc.

By:	/s/ Ken Tapp
Name:	Ken Tapp
Title:	Chief Executive Officer

DATE: April 27, 2022	By:	/s/ Ken Tapp
Ken Tapp, Chairman

DATE: April 27, 2022	By:	/s/ Brian Lazarus
Brian Lazarus, Director

DATE: April 27, 2022	By:	/s/ Todd Markey
Gregory Todd Markey, Director

DATE: April 27, 2022	By:	/s/ Lynn Murphy

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